Exhibit 10.9

LICENSE AND DEVELOPMENT AGREEMENT

DATED AS OF

SEPTEMBER 9, 2008

BETWEEN

POWER MEDICAL INTERVENTIONS, INC.

AND

INTUITIVE SURGICAL, INC.

TABLE OF CONTENTS

1. DEFINITIONS		1

1.1.	CERTAIN DEFINITIONS	1
1.2.	OTHER DEFINED TERMS	7

2. LICENSES		8

2.1.	LICENSE GRANTS TO ISRG	8
2.2.	NON-EXCLUSIVE LICENSE TO USE TECHNICAL INFORMATION	9
2.3.	SUBLICENSES	9
2.4.	THIRD PARTY MANUFACTURERS	10
2.5.	DISTRIBUTORS	10
2.6.	TRADEMARK LICENSE	10

3. DEVELOPMENT ACTIVITIES		10

3.1.	GENERAL	10
3.2.	FURTHER DEVELOPMENT PROPOSALS	11

4. REGULATORY MATTERS		11

4.1.	REGULATORY APPROVALS	11
4.2.	REGULATORY INFORMATION AND NOTIFICATION WITH RESPECT TO THE DEVICE	11
4.3.	RECALLS	12

5. RELOAD SUPPLY		12

6. ISRG REQUIREMENTS		12

6.1.	PRELIMINARY DESIGN REVIEW	12
6.2.	CRITICAL DESIGN REVIEW	12
6.3.	FIRST COMMERCIAL SALE	12

7. LICENSE PAYMENTS		12

7.1.	LICENSE ISSUANCE FEE	12
7.2.	MILESTONE PAYMENTS	12
7.3.	PAYMENT TERMS	13

8. INTELLECTUAL PROPERTY		13

8.1.	OWNERSHIP OF IP	13
8.2.	OWNERSHIP OF PMII PROPERTY	13
8.3.	OWNERSHIP OF DEVICE	13
8.4.	OWNERSHIP OF NEW PMII IP	13
8.5.	OWNERSHIP OF NEW ISRG IP	14
8.6.	ASSIGNMENT OF INTELLECTUAL PROPERTY	14

9. PROSECUTION OF PATENT RIGHTS		14

9.1.	PROSECUTION AND MAINTENANCE OF PATENT RIGHTS	14
9.2.	COOPERATION WITH RESPECT TO LICENSED PATENT RIGHTS	14
9.3.	ELECTION NOT TO PROSECUTE; LICENSED PATENT RIGHTS; RIGHT TO STEP IN	15

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9.4.	NEW ISRG IP	15

10. ENFORCEMENT OF LICENSED IP		16

10.1.	RIGHTS TO ENFORCE	16
10.2.	ENFORCEMENT BY PRIMARY ENFORCEMENT PARTY	16
10.3.	ENFORCEMENT ACTION BY THIRD PARTY	17
10.4.	AMOUNTS RECOVERED	18
10.5.	LIMITATION ON SETTLEMENTS	18

11. CONFIDENTIALITY		18

11.1.	LIMITED DISCLOSURE AND USE	18
11.2.	EXCEPTIONS	18
11.3.	USE OF NAME; DISCLOSURE OF TERMS OF THE AGREEMENT	19
11.4.	TERMINATION	19
11.5.	PERMITTED DISCLOSURE TO RELATED PERSONS	19

12. REPRESENTATIONS AND WARRANTIES		20

12.1.	MUTUAL REPRESENTATIONS AND WARRANTIES	20
12.2.	REPRESENTATIONS AND WARRANTIES OF PMII	20
12.3.	DISCLAIMER	21

13. INDEMNIFICATION; LIMITATION OF LIABILITY		21

13.1.	PMII’S INDEMNIFICATION OBLIGATIONS	21
13.2.	ISRG’S INDEMNIFICATION OBLIGATIONS	22
13.3.	NOTICE OF CLAIMS	23
13.4.	THIRD PARTY BENEFICIARIES	23
13.5.	LIMITATION OF LIABILITY	24
13.6.	INSURANCE	24

14. DISPUTE RESOLUTION; ARBITRATION		24

14.1.	ARBITRATION AS EXCLUSIVE REMEDY	24
14.2.	INTERIM RELIEF; INJUNCTIONS	24
14.3.	APPLICABLE LAW	24

15. TERM AND TERMINATION		25

15.1.	LICENSE TERM	25
15.2.	TERMINATION BY ISRG	25
15.3.	MATERIAL BREACH BY PMII	25
15.4.	MATERIAL BREACH BY ISRG	25
15.5.	AFTER TERMINATION	25
15.6.	SECTION 365(N)	26

16. GENERAL		26

16.1.	WAIVERS AND AMENDMENTS	26
16.2.	ENTIRE AGREEMENT	26
16.3.	SEVERABILITY	27
16.4.	RELATIONSHIP OF THE PARTIES	27

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16.5.	NO ELECTION OF REMEDIES	27
16.6.	COSTS AND EXPENSES	27
16.7.	FORCE MAJEURE	27
16.8.	NOTICES	27
16.9.	WAIVER OF JURY TRIAL	28
16.10.	COUNTERPARTS AND FACSIMILE SIGNATURES	28
16.11.	BENEFITS AND BURDENS; ASSIGNMENTS	29
16.12.	INTERPRETATION	29
16.13.	LICENSE REGISTRATION AND RECORDAL	29
16.14.	NON-SOLICITATION	30

List of Exhibits

Exhibit 1.1(v)	Licensed Patent Rights
Exhibit 1.1(ii)	Reload Specifications
Exhibit 1.1(kk)	Statement of Work
Exhibit 14	Arbitration Procedures
Exhibit 16.13	Registration of License

iii

LICENSE AND DEVELOPMENT AGREEMENT

This License and Development Agreement (this “Agreement”) is made as of September 9, 2008 (“Agreement Date”), by and between Power Medical Interventions, Inc., a Delaware corporation having its principal place of business at 2021 Cabot Boulevard, Langhorne, Pennsylvania 19047 (“PMII”), and Intuitive Surgical, Inc., a Delaware corporation having its principal place of business at 1266 Kifer Road, Sunnyvale, California 94086 (“ISRG”).  Capitalized terms that are used, but not defined, on this page of this Agreement shall have the meanings set forth in Section 1.

BACKGROUND

A.                                 PMII is in the business of, among other things, developing and manufacturing automated surgical devices;

B.                                   ISRG is in the business of, among other things, developing, marketing, and selling robotic surgical systems;

C.                                   ISRG desires to co-develop with PMII, market, and sell a new cutting and stapling Device to be installed on ISRG’s Robotic Systems and desires to license from PMII certain rights that may relate to the Device;

D.                                    PMII desires license such rights to ISRG, subject to the terms and conditions set forth herein;

E.                                    In connection with such license, and contemporaneously with execution of this Agreement, PMII and ISRG are entering into a Reload Supply Agreement (“Supply Agreement”) pursuant to which PMII will supply to ISRG disposable Reloads for the Device, and ISRG will purchase such Reloads from PMII.

In view of the foregoing and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Definitions.

1.1.                              Certain Definitions.  For purposes of this Agreement, in addition to the terms that are defined on first use in this Agreement, the following terms shall have the following meanings:

(a)                                  “Affiliate” shall mean a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.  For purposes of this definition, the terms “control”, “controlled by”, and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person and, in the case of an entity, shall require (a) in the case of a corporate entity, direct or indirect ownership of more than 50 percent of the securities having the right to vote for the election of directors, and (b) in the case of a non-corporate entity, direct or indirect ownership of more than 50 percent of the equity interests with the power to direct the management and policies of such non-corporate entity.

(b)                                 “Change of Control” shall mean, with respect to either Party, the sale of all or substantially all of assets or issued and outstanding capital stock of such Party, or merger or consolidation involving such Party in which stockholders of such Party immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than fifty percent in voting power of capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

(c)                                  “Commercialize” shall mean to sell, offer for sale, import, export, transport, register, distribute, promote, and market, together with other activities typically associated with commercialization of a medical product.

(d)                                 “Commercially Reasonable Efforts” means timely application of efforts and resources, consistent with the exercise of prudent business judgment by a company with similar financial resources which intends to exploit a medical product of similar market potential with a view to making a profit, taking into account such matters as product efficacy and safety, size of market, anticipated labeling, competitiveness of alternative products, strength of patent or trade secret protection, likelihood of obtaining Regulatory Approval, and commercially appropriate prioritization with respect to other company projects and products.

(e)                                  “Complaint” shall mean any written, electronic, or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a product or device after it is released for distribution in the marketplace.

(f)                                    The term “conceived and reduced to practice” (or any other form thereof, e.g., “conception and reduction to practice”) shall mean either conception and actual reduction to practice of the relevant invention or, in the case of conception coupled with constructive reduction to practice, that the constructive reduction to practice of the invention must be such as would enable a person skilled in the relevant art to actually reduce the conceived invention to practice without undue experimentation, or research, or exercise of inventive skill.

(g)                                 “Confidential Information” shall mean all ideas and information of any kind that are held in confidence by one person and transferred, disclosed, or made available by such person to a receiving person and are identified at the time of disclosure as being proprietary or confidential, or would reasonably be regarded as proprietary or confidential by a reasonable business person in like circumstances. The obligations in this Agreement with respect to Confidential Information shall not apply to any portion of the Confidential Information that the receiving person can demonstrate by legally sufficient evidence (i) now or hereafter, through no act or failure to act on the part of the receiving person, is or becomes public; (ii) is known to the receiving person or one of its Affiliates at the time such person receives such Confidential Information from the disclosing person; (iii) is hereafter furnished to the receiving person by an unrelated third person without violating any agreement with the disclosing person; or (iv) is independently developed by the receiving person or one of its Affiliates without use of any Confidential Information received from the other person.

(h)                                 “Control” or “Controlled” shall mean the ability of a person to grant a license or sublicense under Intellectual Property, other than as a result of this Agreement and without violating the terms of any agreement or other arrangement with any third party.

(i)                                     “Critical Design Review” shall mean the specific stage of development of the Device that is described in the Statement of Work as the “Critical Design Review”.  ISRG shall interpret this defined term in the context of the development of the Device in the same manner that it interprets this term in the context of its development of other products.

(j)                                     The terms “Developed” and “Develops” shall mean (i) with respect to patentable subject matter, conceived and reduced to practice; (ii) with respect to copyrightable subject matter, reduced to a tangible medium of expression; and (iii) with respect to Know-How, created or discovered.

(k)                                  “Device” shall mean the cutting and stapling device developed under this Agreement to be installed on ISRG’s Robotic System.

(l)                                     “FDA” shall mean the United States Food and Drug Administration.

(m)                               “Field of Use” shall mean the use of a Robotic System for any medical or surgical diagnosis, treatment, or procedure on any part of a human or animal body.

(n)                                 “First Commercial Sale” shall mean the first sale by ISRG or an Affiliate of ISRG to an end user for use in the United States, Canada, Japan, or a country of the European Union, other than in connection with any investigational research, clinical study, or design or process validation.

(o)                                 “Governmental Authority” shall mean any nation, territory, or government (or union thereof), foreign, domestic, or multinational, any state, local, or other political subdivision thereof, and any bureau, court, tribunal, board, commission, department, agency, or other entity exercising executive, legislative, judicial, regulatory, or administrative functions of government, including all taxing authorities and all European notified bodies, including notified bodies within the sense of Article 16 of the European Union Medical Device Directive 93/42/EEC, and all other entities exercising regulatory authority over medical products or devices.

(p)                                 The phrase “has application in the Field of Use” or “have application in the Field of Use” shall mean that a reasonable person, skilled in the Field of Use and the technology related to the relevant Licensed IP, could reasonably conclude that the technology, enhancement, or other item in question might well have commercial value if utilized (with or without further enhancement or development) in the Field of Use.

(q)                                 “Improvement Period” shall mean the period of time beginning on the Agreement Date and expiring on the first to occur of (i) the third anniversary of the Agreement Date and (ii) a Change of Control of PMII.

(r)                                    “Improvement Period Patent Rights” shall mean any Patent Rights conceived or applied for by PMII during the Improvement Period.

(s)                                  “Intellectual Property” or “IP” shall mean: (i) Patent Rights; (ii) trademarks, service marks, trade names, brand names, certification marks, designs, logos and slogans, commercial symbols, business name registrations, domain names, trade dress and other indications of origin and general intangibles of like nature, the goodwill associated with the foregoing, and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification, or renewal of any such registration or application; (iii) research and development data, formulae, ideas, know-how, research, analysis, experiments, proprietary processes and procedures, algorithms, models and methodologies, technical information, technologies, techniques, innovations, creations, concepts, designs, industrial designs, procedures, trade secrets and confidential information, and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works of authorship of any type (including patterns, drawings, data, the content contained on any web site), whether copyrightable or not, in any such jurisdiction, and any copyrights and moral rights therein (“Copyrights”); (v) computer software (whether in source code or object code form), databases, compilations, and data; and (vi) registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and (vii) any similar intellectual property or proprietary rights.

(t)                                    “Irrevocable License Fee” means the total amount of Twenty Million Dollars (US$20,000,000; i.e., the sum of the License Fee and the three Milestone Payments), paid to PMII pursuant to Section 7 hereof.

(u)                                 “Know-How” shall mean all data and information owned by, used by, or held for use by or on behalf of or licensed to (or otherwise Controlled by) PMII or a PMII Affiliate and maintained in confidence by PMII or a PMII Affiliate, including all processes, plans, designs, research, operating manuals, methods, compounds, formulae, discoveries, developments, designs, drawings, technology, techniques, procedures, specifications, inventions, computer programs, and any other scientific or technical data or information conceived, memorialized, developed, and/or reduced to practice, in each case whether or not patentable in any jurisdiction.  Until such time as any particular patent has been published in accordance with the terms of a patent application or such patent application has been published, the term “Know-How” shall be deemed to include all inventions disclosed in such patent application.

(v)                                 “Licensed IP” shall mean, only to the extent that the IP in Sections 1.1(v)(i)-(iv) below applies to linear staplers, or linear cutters, or their associated drive or control components, or any combination thereof:

(i)                                     (a) Patent Rights owned or Controlled by PMII or any PMII Affiliate on the Agreement Date, including without limitation those set forth on Exhibit 1.1(v) attached hereto; (b) Improvement Period Patent Rights owned or Controlled by PMII or any

PMII Affiliate; and (c) Patent Rights to New PMII IP (subject to the limitation set forth in clause (v) above, such rights are hereinafter collectively referred to as “Licensed Patent Rights”);

(ii)                                  PMII Field Know-How;

(iii)                               New PMII IP (as defined in Section 8.4); and

(iv)                              Intellectual Property as defined in Subsections (iii)—(vii) of Section 1.1(s), that is owned or Controlled by PMII or any PMII Affiliate on the Agreement Date or during the Improvement Period.

(w)                               “Licensed Marks” shall mean the trade name and mark “Power Medical Interventions, Inc.”

(x)                                   “Lien” shall mean all liens, pledges, charges, mortgages, encumbrances, restrictions, licenses, adverse rights or claims, and security interests of any kind or nature whatsoever.

(y)                                 “Litigation Matter” shall mean any claim, investigation, arbitration, grievance, litigation, action, suit, or proceeding, administrative or judicial, to which a Party is (or, to such Party’s knowledge, is threatened in writing to be made) a party, or relating to the Licensed IP, the Reload, the Device, or this Agreement (whether such Party is a plaintiff, defendant, or otherwise), at law or in equity or otherwise, or before any Governmental Authority.

(z)                                   “Party” shall mean each of ISRG and PMII (but not their respective Affiliates), who together are sometimes referred to as the “Parties”.  As used in this Agreement, references to “third parties” do not include either Party or the Affiliates of either Party.

(aa)                            “Patent Costs” shall mean the costs and expenses paid to outside legal counsel, Governmental Authorities, and other third parties incurred in connection with preparing, filing, prosecuting, obtaining, and maintaining Licensed IP, or taking any Patent Prosecution Action, including costs and expenses of patent interference, re-examination, reissue, protest, opposition, nullification, and similar proceedings (and any appeal thereof in any court or administrative agency).

(bb)                          “Patent Prosecution Action” shall mean any and all actions that may be taken in connection with preparing, filing, prosecuting, obtaining, and maintaining throughout the world patent protection for Licensed IP, including patent applications and other related material submissions and correspondence with any patent authorities, and including with regard to any patent interference, re-examination, reissue, protest, opposition, nullification, and similar proceedings (and any appeal thereof in any court or administrative agency).

(cc)                            “Patent Rights” means (i) any and all written, oral, and visual ideas, concepts, and inventions, whether or not any such idea, concept, or invention has been filed as a patent application or submitted by the inventor(s) to any attorney or other person for evaluation as to patentability, (ii) any patents, patent applications, any patents issuing therefrom worldwide, and all provisional rights with respect to patent applications, (iii) any improvements, substitutions, divisionals, patents of addition, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under applicable patent law or regulation or other law or regulation), and certificates of invention of any patents or patent applications, and (iv) all rights to exploit any of the foregoing.

(dd)                          The term “person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, unincorporated association, trust, joint venture, union or other organization or entity, including a Governmental Authority.

(ee)                            “PMII Field Know-How” shall mean any Know-How owned or Controlled by PMII or any PMII Affiliate that has application in the Field of Use.

(ff)                                “PMII Property” shall mean: (i) Licensed IP; and (ii) Licensed Marks.

(gg)                          “Preliminary Design Review” shall mean the specific stage of development of the Device that is described in the Statement of Work as the “Preliminary Design Review”.  ISRG shall interpret this defined term in the context of the development of the Device in the same manner that it interprets this term in the context of its development of other products.  For the avoidance of doubt, the Parties agree that successful completion of a Preliminary Design Review for the Device is a necessary condition precedent for a Critical Design Review of the Device.

(hh)                          “Regulatory Approval” shall mean any and all approvals (including any necessary governmental price or reimbursement approvals), licenses, registrations, or authorizations of the applicable Governmental Authority necessary for the use, storage, import, promotion, marketing, and Commercialization of the Device or Reload.

(ii)                                  “Reload” shall mean a disposable cartridge containing staples that can be attached to the Device.  Initial specifications for the Reload are set forth in Exhibit 1.1(ii) and in the Statement of Work.  Such initial specifications will be refined as mutually agreed by the Parties to include detailed manufacturing specifications for the Reloads to be supplied by PMII to ISRG under the Supply Agreement.

(jj)                                  “Robotic System” shall mean a system of one or more computer-controlled manipulators and mechanical arms that operates autonomously or is operated remotely (e.g., teleoperated) by a human, including attachable components or assemblies that operate as part of (and not separately from) such a system during any medical or surgical diagnosis, treatment, or procedure.

(i)                                     For the avoidance of doubt, Robotic Systems shall include: (A) ISRG’s da Vinci® surgical systems, (B) detachable surgical instruments that operate as part of (and not separately from) such da Vinci® surgical systems during any medical or surgical diagnosis, treatment, or procedure, (C) components and assemblies that make up such da Vinci® surgical systems; and (D) improvements to the foregoing that are not inconsistent with the first sentence of this Section 1.1.

(ii)                                 For the avoidance of doubt, Robotic Systems do not include: (A) powered or unpowered instruments that are hand positioned for tissue manipulation during open or endoscopic surgical procedures, such as PMII’s powered endoscopic linear cutter instruments (e.g., i60 Articulating Endoscopic Linear Cutter and other powered stapling instruments Commercialized prior to the Agreement Date), (B) conventional manual laparoscopic instruments; and (C) improvements to the foregoing that are consistent with clause 1.1(jj)(ii)(A) above.

(kk)                            “Statement of Work” shall mean the Statement of Work attached hereto as Exhibit 1.1(kk).

(ll)                                  “Sublicensee” shall mean any person to whom ISRG sublicenses its rights under this Agreement in the manner provided in Section 2.3, but the term “Sublicensee” shall not include any person who manufactures a Reload for ISRG or an Affiliate of ISRG but does not sell such Reloads other than to ISRG or an Affiliate of ISRG.

(mm)                      “Technology” shall mean any idea, data, writing, invention, discovery, improvement, trade secret, development, know-how, method, technique, formula, process, or other technology, whether or not patentable, copyrightable, or protectable as a trade secret, confidential information, or know-how, or any other form of intellectual property.

1.2.                              Other Defined Terms.  Definitions of the defined terms listed below are contained in the Section set forth opposite the defined term in the table below:

Defined Term	Section of Agreement

Agreement	Preamble
Agreement Date	Preamble
Bankruptcy Code	Section 15.6
Copyrights	Section 1.1(s)
Designated Jurisdictions	Section 9.1
Development Proposal	Section 3.2
Force Majeure	Section 16.7
Indemnified Party	Section 13.3
Indemnifying Party	Section 13.3
Infringement	Section 10.1
IP Transfer	Section 2.1(d)
ISRG	Preamble
ISRG Indemnified Parties	Section 13.1(a)
License Fee	Section 7.1
License Term	Section 15.1
Licensed Patent Rights	Section 1.1(v)(i)
Milestone Payment	Section 7.2
New ISRG IP	Section 8.5
New PMII IP	Section 8.4
Non-Prosecution Notice	Section 9.3
PMII Product	Section 13.1
PMII	Preamble

PMII Indemnified Parties	Section 13.2(a)
Primary Enforcement Party	Section 10.1
Regulatory Applications	Section 4.1
Technical Information	Section 2.2
Requested Prosecution Action	Section 9.3
Requesting Party	Section 13.6
Supply Agreement	Recitals
Third Party Claim	Section 13.1

2.                                       Licenses.

2.1.                              License Grants to ISRG.

(a)                                  Subject to the terms and conditions of this Agreement, PMII hereby grants to ISRG a worldwide, perpetual, non-transferable (except as set forth in Section 16.11), royalty-free, exclusive license under any and all Licensed IP in the Field of Use, such exclusive license including but not limited to the right to make, have made, use, offer for sale, sell, market, import, export, distribute, Commercialize in any manner whatsoever, and enforce (even against PMII and its Affiliates) the Licensed IP in the Field of Use, as set forth in Section 10 of this Agreement.

(b)                                 The license granted under Section 2.1(a) shall not be sublicensable by ISRG except as set forth in Section 2.3.

(c)                                  Upon receipt by PMII of the Irrevocable License Fee, the license granted under Section 2.1(a) shall become irrevocable.

(d)                                 PMII agrees that it will not, and will ensure that its Affiliates do not, during the License Term assign, transfer, convey, or otherwise dispose of any Licensed IP that has application in the Field of Use (an “IP Transfer”) unless such IP Transfer shall have been made subject to the license grant and exclusivity requirements set forth in this Section 2.1 and to the other express terms of this Agreement, including, in particular, Section 16.11.

(e)                                  PMII agrees that it shall not, and will ensure that its Affiliates do not, utilize or practice, or grant any rights to any third party with respect to, the Licensed IP in the Field of Use that are in any way inconsistent with the rights granted to ISRG under this Agreement.

(f)                                    The license granted under Section 2.1(a) shall not prevent PMII or its Affiliates or third-party licensees from Commercializing and selling powered or unpowered hand positioned instruments, and components thereof, for cutting and stapling (excluding Reloads manufactured for the Device) to customers in hospitals where ISRG’s Robotic Systems are deployed.

(g)                                 ISRG will, where reasonably practical, mark all stapling, cutting, or combined stapling and cutting instruments (including the Device), or packaging thereof, with a notice of the applicable Licensed Patent Rights, as reasonably determined by PMII, and PMII’s ownership thereof, in the form reasonably notified by PMII to ISRG from time to time.

(h)                                 For any Licensed IP Controlled by PMII or its Affiliates that is sublicensed to ISRG under Section 2.1(a), ISRG agrees to pay, if applicable and necessary for ISRG to benefit from such sublicensed Patent Rights, a pass-through royalty obligation for any royalty obligation in the original license grant to PMII of such sublicensed Patent Rights.

(i)                                     PMII shall disclose to ISRG a listing of all worldwide patent applications and patents owned, Controlled by, or otherwise licensed by PMII or its Affiliates on the Agreement Date.  For any such patent applications or patents licensed by PMII or its Affiliates, PMII shall disclose to ISRG the associated license grant so that ISRG may determine the extent of Control of such patent applications or patents by PMII or its Affiliates.  This listing of patent applications and patents, and associated license terms if applicable, shall include at least those referred to in PMII’s most recent Form 10-K filing with the United States Securities and Exchange Commission.

2.2.                             Non-Exclusive License to Use Technical Information.  PMII hereby grants to ISRG and its Affiliates a non-exclusive worldwide, transferable, royalty-free right and license to utilize PMII’s (or an Affiliate of PMII’s) test data and any other technical data and information relating to the development or manufacture of staplers, cutters, drive or control components associated with staplers or cutters, or Reloads (“Technical Information”) as may be reasonably required by ISRG or a ISRG Affiliate to support regulatory submissions dealing with the Device or any purposes related to the Commercialization of the Device.  The license granted under this Section 2.2 shall not be sublicensable by ISRG except as set forth in Section 2.3.  PMII shall disclose and provide such Technical Information (including any updated Technical Information) to ISRG at any time on request.

2.3.                             Sublicenses.  ISRG shall not sublicense, in whole or in part, the rights granted herein to the Licensed IP and Technical Information without PMII’s prior written consent, which shall not be unreasonably withheld, except that, without PMII’s prior consent, ISRG may sublicense its rights to the Licensed IP, within the Field of Use, (i) to any wholly owned subsidiary, or (ii) as part of the settlement of any patent infringement suit, action, or proceeding between ISRG or any ISRG Affiliate and any third party, subject to the following:

(a)                                  Sublicense Agreement.  ISRG shall execute a written sublicense with each Sublicensee which shall be subject to ISRG’s rights and obligations under the terms of this Agreement.  ISRG shall report the granting of all such sublicenses to PMII within thirty (30) days of the granting of the same, and along with such notification shall provide a copy of the sublicense agreement.  ISRG shall cause any such sublicense agreement contains terms that are at least as protective of the Licensed IP and Confidential Information as the terms set forth in this Agreement, and that also include no provisions that would be in violation of the license grant set forth in this Agreement.  ISRG shall be obligated to use Commercially Reasonable Efforts in monitoring the performance of its Sublicensees and shall indemnify PMII for any material violation by a Sublicensee of its obligations related to the Licensed IP under a sublicense agreement.  For avoidance of doubt, ISRG does not have any obligation to report any sublicense under Section 2.3(i).

(b)                                 Performance of Other Obligations by Sublicensees.  ISRG shall, and by this Agreement hereby does, agree to cause any Sublicensee to assume and agree to perform all of the covenants and obligations of ISRG to PMII contained in this Agreement as fully and to the same extent as if such person were ISRG under this Agreement but with such modifications as may be appropriate to reflect the extent, if any, to which the sublicense is narrower in scope than the license grant contained this Agreement.

(c)                                  Termination.  Unless the Irrevocable License Fee has been previously paid to PMII, upon termination of this Agreement as provided in this Agreement, any sublicense agreement shall thereupon automatically terminate (subject to the sublicensee’s right to sell any inventory in stock, and to complete and sell any products in process at the time of termination), and ISRG shall cause all sublicense agreements to provide for the same.

2.4.                              Third Party Manufacturers.  Except for Reloads, which are addressed in Section 2.9 of the Supply Agreement, ISRG may have any component or assembly associated with the Licensed IP within the Field of Use made by a contract manufacturer of its selection, provided that such contract manufacturer enters into a written agreement that complies with Sections 2.3(a), (b), and (c).

2.5.                              Distributors.  ISRG may exercise its rights and obligations under this Agreement through its distributors and sub-distributors through multiple tiers.  Such exercise shall not constitute a sublicense.

2.6.                              Trademark License.  PMII hereby grants to ISRG an non-exclusive, non-transferable, worldwide, royalty-free license to use the Licensed Mark in connection with ISRG’s marketing and sale of Reloads for use with the Device.  All goodwill associated with the foregoing license shall inure to the benefit of PMII, and PMII shall have sole control of, and responsibility for, any applications and registrations for the Licensed Mark.  ISRG shall use the Licensed Mark in accordance with PMII’s reasonable guidelines with respect to trademark usage of the Licensed Mark, as provided to ISRG upon reasonable prior notice.  PMII acknowledges that ISRG shall be under no obligation to Commercialize the Reload under the Licensed Mark.  ISRG shall provide reasonable attribution of PMII’s role as the developer and/or manufacturer of the Reload (as applicable) in any Device that includes the Reload.  The Parties agree that the Licensed Mark may appear as practical on any packaging for a Reload, but the Licensed Mark will not appear on the Reload itself or on the Device.

3.                                       Development Activities.

3.1.                              General.  ISRG shall be responsible for, and control, the development of the Device.  The Parties recognize that in order for ISRG successfully to develop the Device and integrate the Device with a Robotic System, ISRG will require the assistance from PMII as expressly specified in the Statement of Work attached to this Agreement.  Each Party shall timely perform the obligations allocated to it in the Statement of Work.  PMII shall provide such assistance to ISRG at no additional cost, provided that the maximum number of man-hours in assistance to be provided at no additional cost shall not exceed 3,900 hours.  PMII shall be under no obligation to provide any additional assistance, information, or Technology to ISRG except as expressly set forth herein.  If ISRG requires any additional assistance beyond such limit, then PMII shall provide such additional assistance and ISRG shall pay PMII for its time and materials at reasonable rates to be agreed upon in good faith by the Parties prior to the provision of such additional assistance.

3.2.                             Further Development Proposals.  In addition to the Statement of Work, ISRG may propose to PMII a series of additional development projects relating to the Device (each, a “Development Proposal”) from time to time. ISRG shall submit each Development Proposal to PMII in writing and shall include a description of the proposed development specifications in detail sufficient to permit PMII to evaluate and make recommendations as to the feasibility of developing the features or enhancements described in such proposed development specifications.  PMII shall consider each such Development Proposal in good faith and inform ISRG of the feasibility of such Development Proposal and the likely cost and timetable for providing the requested support and assistance for such Development Proposal.  If ISRG notifies PMII in writing that it is prepared to proceed with a particular Development Proposal, then the Parties shall negotiate in good faith to (i) agree upon the applicable specifications and (ii) develop a budget for the relevant Development, setting forth the man hours and corresponding costs, but only to the extent that such costs are actually and reasonably incurred by PMII.  PMII shall perform additional Development Proposals only as agreed in writing by the Parties.

4.                                       Regulatory Matters.

4.1.                             Regulatory Approvals.  ISRG shall be responsible for preparing, submitting, and obtaining all applications necessary for Regulatory Approvals for the Device (“Regulatory Applications”), and will undertake all clinical studies necessary to obtain Regulatory Approval for the Device.  ISRG shall keep PMII fully informed with respect to the progress of its Regulatory Applications.  PMII shall cooperate with ISRG relating to all material issues, amendments, supplements, and other matters respecting all Regulatory Applications and Regulatory Approvals for the Device.  ISRG shall provide to PMII, upon request, copies of all Regulatory Applications, Regulatory Approvals, and other regulatory filings, submissions, and communications for the Device.  Regulatory Approvals for the Reloads will be done by PMII in accordance with the Supply Agreement.

4.2.                             Regulatory Information and Notification with respect to the Device.  Each Party agrees to share and provide to the other Party all information related to Regulatory Approvals for the Device (or any Technology of PMII incorporated into the Device), and without limitation agrees to:

(a)                                  prior to the First Commercial Sale of the Device or such Technology, report to the other Party within ten (10) days of the initial receipt of a report of any unexpected or serious experience with the Device or the Technology used in the Device that could adversely impact obtaining all necessary Regulatory Approvals; and

(b)                                 after the First Commercial Sale of the Device or such Technology, report to the other Party within ten (10) days of the initial receipt of a report, or sooner if required for the other Party to comply with any and all legal and regulatory requirements, of (i) any adverse experience with the Device or any such Technology that is serious and unexpected, or (ii) malfunctions of the Device that did not cause a serious adverse experience, but would likely cause a serious adverse experience if the malfunction were to recur.  Serious adverse experiences mean any experience that suggests a significant hazard, contraindication, side effect, or precaution, or any experience that is fatal or life threatening, is permanently disabling, or requires or prolongs inpatient hospitalization.  An unexpected adverse experience is one not identified in nature, specificity, severity, or frequency in the then-current U.S. labeling for the applicable product.

(c)                                  Each Party shall maintain a reasonable record of all material Complaints it receives with respect to the Device or PMII Technology incorporated therein.  Each Party shall notify the other of any material Complaint received by it in sufficient detail and within thirty (30) days after the end of the calendar quarter in which the event occurred, and in any event in sufficient time to allow the responsible Party to comply with any and all legal and regulatory requirements.

4.3.                             Recalls.  ISRG shall have the exclusive right (subject to applicable law) to initiate voluntary Device recalls, and shall manage and be responsible (including bearing all costs and expense) for all Device Recalls.  Each of the Parties hereto agrees to notify within seventy two (72) hours the other in writing in the event either sees a need for a Device recall.

5.                                       Reload Supply.  PMII shall supply ISRG with ISRG’s requirements for Reloads pursuant to, and subject to the terms and conditions of, the Supply Agreement.

6.                                       ISRG Requirements.

6.1.                             Preliminary Design Review.  ISRG shall complete its Preliminary Design Review on or before February 28, 2009, provided, however, that this deadline shall be extended for a reasonable period of time if PMII fails to perform its obligations in the Statement of Work in a timely fashion.

6.2.                             Critical Design Review.  ISRG shall complete its Critical Design Review on or before December 31, 2009, provided, however, that this deadline shall be extended for a reasonable period of time if PMII fails to perform its obligations in the Statement of Work in a timely fashion.

6.3.                             First Commercial Sale.  ISRG shall make Commercially Reasonable Efforts to make a First Commercial Sale of the Device by the third anniversary of the Agreement Date.

7.                                       License Payments.

7.1.                             License Issuance Fee.  ISRG shall pay to PMII an initial, one-time, license fee of Twelve Million Five Hundred Thousand Dollars (US$12,500,000) (“License Fee”) not later than five (5) business days after the execution of this Agreement by both Parties.  The payment of the License Fee shall be a condition precedent to the effectiveness of this Agreement.  If the License Fee is not paid within five (5) business days after execution of this Agreement, this Agreement shall lapse and be deemed null, void, and of no effect.

7.2.                             Milestone Payments.  ISRG will make the following one-time payments to PMII (each a “Milestone Payment”):

(a)                                  Completion of Preliminary Design Review.  ISRG will pay Two Million Five Hundred Thousand Dollars (US$2,500,000) to PMII not later than ten (10) days following successful completion of the Preliminary Design Review for the Device in accordance with the Statement of Work;

(b)                                 Completion of Critical Design Review.  ISRG will pay Two Million Dollars (US$2,000,000) to PMII not later than ten (10) days following successful completion of the Critical Design Review in accordance with the Statement of Work; and

(c)                                  First Commercial Sale.  ISRG will pay Three Million Dollars (US$3,000,000) to PMII not later than ten (10) days following the First Commercial Sale of the Device.

(d)                                 Acceleration of Milestone Payments.  For the avoidance of doubt, ISRG has the right to accelerate payment of each Milestone Payment, and thereby pay the Irrevocable License Fee, for any reason, and under any circumstances, at any time prior to earlier of (i) the due date of such Milestone Payment, and (ii) the effective date of the termination of this Agreement.

7.3.                             Payment Terms.  ISRG shall notify PMII in writing on the occurrence of any of the milestones described in Section 7.2.  All payments due from ISRG to PMII shall be made by wire transfer of immediately available funds to an account designed by PMII.  All payments shall be made in U.S. dollars.  If ISRG is required by law to withhold any tax to the tax or revenue authorities in any country regarding any payments or royalties, such amount shall be deducted from the amounts to be paid by ISRG, and ISRG shall notify PMII and promptly furnish PMII with copies of any tax certificate or other documentation evidencing such withholding.

8.                                       Intellectual Property.

8.1.                             Ownership of IP.  The Parties agree that each Party owns and retains all right, title, and interest in all Technology and Intellectual Property owned, Developed, or in-licensed by such Party (i) prior to the Agreement Date or (ii) that is unrelated to this Agreement.

8.2.                             Ownership of PMII Property.  Without limitation of Section 8.1, and except as otherwise provided for in this Agreement, PMII shall own and retain all right, title, and interest, including all Technology and Intellectual Property, in the PMII Property.

8.3.                             Ownership of Device.  Subject to PMII’s ownership of the PMII Property, ISRG shall own all right, title, and interest, including all Technology and Intellectual Property, in the Device.  To the extent that PMII Develops any contribution to the Device, whether alone or jointly with ISRG, and such contribution does not constitute PMII Property, such Technology and Intellectual Property shall be owned by ISRG.

8.4.                             Ownership of New PMII IP.  PMII shall own all Technology, and all Intellectual Property therein, that is Developed by either Party, whether alone or jointly with the other Party, in performance of the developmentactivities described in Section 3 of this

Agreement, in the field of power stapling and cutting mechanisms, including their associated drive or control components (the “New PMII IP”).

8.5.                             Ownership of New ISRG IP.  ISRG shall own all Technology, and all Intellectual Property therein, that is Developed by either Party, whether alone or jointly with the other Party, in performance of the development activities described in Section 3 of this Agreement, outside the field of power stapling and cutting mechanisms, including their associated drive or control components (the “New ISRG IP”).

8.6.                             Assignment of Intellectual Property.

(a)                                  Each Party represents and covenants that all its employees, consultants, and agents, and all third parties acting on behalf of such Party in performing its obligations under this Agreement, shall be obligated under a binding written agreement to assign to such Party all Technology and Intellectual Property Developed by such employees, consultants, agents, and third parties in connection with this Agreement.

(b)                                 Subject to the licenses and other rights specifically provided in this Agreement, to the extent either Party obtains any title or similar interest in any Technology, or any Intellectual Property therein, that is to be owned by the other Party in accordance with Section 8 of this Agreement, such first Party hereby assigns and, to the extent such assignment cannot be made at present, agrees promptly to assign, to such second Party all of the first Party’s title and other interest in and to such Technology and Intellectual Property throughout the world.  The first Party shall execute and procure such documents, including short-form assignments and assignments of patent applications and patents, and take such other actions as may be reasonably requested from time to time by the second Party to obtain for its own benefit appropriate protections for Intellectual Property in any and all countries with respect to such Technology, or otherwise to transfer or confirm the transfer of such Technology and the related Intellectual Property for the benefit of the second Party.

9.                                       Prosecution of Patent Rights.

9.1.                             Prosecution and Maintenance of Patent Rights.  For countries or regions that grant Patent Rights (“Designated Jurisdictions”), PMII shall use Commercially Reasonable Efforts to prepare, file, prosecute, obtain, and maintain:

(a)                                  all Licensed Patent Rights existing as of the Agreement Date; and

(b)                                 all Licensed Patent Rights that come into existence after the Agreement Date in any Designated Jurisdiction selected at PMII’s discretion.

(c)                                  With reference to Sections 9.1(a) and (b), PMII shall otherwise take all Patent Prosecution Actions as it shall deem to be commercially reasonable, in its discretion, in order to protect and enhance the value of such Licensed Patent Rights, and shall pay all Patent Costs incurred by PMII in connection with the foregoing activities.

9.2.                             Cooperation with Respect to Licensed Patent Rights.  PMII shall regularly provide ISRG with copies of all patent applications that, upon filing, would be included in the definition of Licensed Patent Rights that are proposed to be filed by PMII or any Affiliate, and PMII shall also provide ISRG with copies of all other related material submissions and correspondence with any patent authorities dealing with actual or potential Licensed Patent Rights, in sufficient time to allow for review and comment by ISRG.  In addition, PMII shall provide ISRG and its counsel with an opportunity to consult with PMII and its counsel regarding Patent Prosecution Actions relating to the Licensed Patent Rights and any decisions by PMII not to take any Patent Prosecution Actions, and PMII shall take into consideration the reasonable requests of ISRG regarding the same.  ISRG shall cooperate fully with PMII, at PMII’s reasonable request and ISRG’s sole expense for its own actions, in connection with the preparation, filing, prosecution, obtaining and maintenance of, all Patent Prosecution Actions concerning the applicable Licensed Patent Rights by PMII under this Section 9.2 (and in any other proceedings before a patent official or office with respect thereto).

9.3.                             Election Not to Prosecute; Licensed Patent Rights; Right to Step In.  If PMII elects not to:

(a)                                  take any Patent Prosecution Action for any applicable Licensed Patent Rights necessary to establish (e.g., prepare and file a patent application) or maintain such Licensed Patent Rights in a particular Designated Jurisdiction;

(b)                                 take any other action to prevent the forfeiture of commercially valuable rights with respect to any applicable Licensed Patent Rights in a Designated Jurisdiction that is reasonably necessary to establish or preserve such commercially valuable rights in such Designated Jurisdiction; or

(c)                                  pay the Patent Costs associated with any such Patent Prosecution Action or such other action in any particular Designated Jurisdiction (in each case relating to Licensed Patent Rights), (each of the foregoing a “Requested Prosecution Action”), then in each such case PMII shall so notify (“Non-Prosecution Notice”) ISRG promptly in writing that it has made such an election. PMII shall provide such Non-Prosecution Notice to ISRG on or before a date that it reasonably believes would provide ISRG with sufficient time to enable ISRG to meet any deadlines known to PMII by which the Requested Prosecution Action must be taken to establish or preserve commercially valuable rights in the Designated Jurisdiction to which such Requested Prosecution Action relates.  On receipt of any Non-Prosecution Notice, ISRG shall have the right but not the obligation to take the Requested Prosecution Action at its own expense, and to take over Prosecution of the Patent Rights that were subject to the Non-Prosecution Notice, and PMII shall cooperate fully with ISRG with respect to any such action.  ISRG shall be deemed to have received a Non-Prosecution Notice with respect to any Requested Prosecution Action if PMII shall not have taken the Requested Prosecution Action within ten (10) days of a written request by ISRG that PMII take such action.

9.4.                             New ISRG IP.  ISRG shall control the patent prosecution of the New ISRG IP, and shall take all Patent Prosecution Actions therewith, at its expense.

10.                                 Enforcement of Licensed IP.

10.1.                       Rights to Enforce.

(a)                                  With respect to the enforcement and defense of the Licensed IP, PMII and ISRG shall inform each other promptly in writing of any knowledge of any alleged infringement, misuse, or misappropriation by any person of the Licensed IP that has application in the Field of Use (such infringement, misuse, or misappropriation, the “Infringement”) and shall provide a summary of any evidence indicating such Infringement.  PMII and ISRG shall meet to discuss and agree upon a strategy to resolve the alleged Infringement.

(b)                                 ISRG shall have the sole right but not the obligation to prosecute or seek to end at its own expense any Infringement of the Licensed IP, to the extent that such Infringement occurs in the Field of Use.

(c)                                  PMII shall have the sole right but not the obligation to prosecute or seek to end at its own expense any Infringement of IP that is owned or Controlled by PMII or a PMII Affiliate and that is not licensed to ISRG in the Field of Use.

(d)                                 The Party exercising its sole right of enforcement with respect to a particular Infringement is defined as “Primary Enforcement Party”.

10.2.                       Enforcement by Primary Enforcement Party.

(a)                                  When the Primary Enforcement Party takes action to prosecute any Infringement, it shall:

(i)                                     be responsible for all costs of prosecuting such Infringement, except as provided in Section 10.2(d);

(ii)                                  provide the other Party with copies of all pleadings and other documents proposed to be initially filed or served by the Primary Enforcement Party in sufficient time to allow for review and comment by the other Party

(iii)                               as reasonably requested by the other Party, regularly provide the other Party with copies of all pleadings and other documents proposed to be filed or served by the Primary Enforcement Party and other material submissions and correspondence in any way related to such prosecution of such Infringement, as applicable, in sufficient time to allow for review and comment by the other Party; and

(iv)                              provide the other Party and its counsel with a reasonable opportunity to consult with the Primary Enforcement Party and its counsel regarding the filing, service of process, and contents of any documents proposed to be filed or served by the Primary Enforcement Party and other material submissions and correspondence in any way related to such prosecution of such Infringement or in connection therewith, and the Primary Enforcement Party shall give consideration to the reasonable requests of the other Party regarding the same.

(b)                                 To the extent that the other Party is deemed an indispensable party in the Primary Enforcement Party’s litigation involving the Licensed IP, the other Party agrees to join the Primary Enforcement Party in such action.  The Primary Enforcement Party shall reimburse all of the other Party’s reasonable expenses, including attorney fees, and pay a reasonable hourly consulting fee for use of the other Party’s personnel, in connection with litigation involving the Licensed IP that the other Party is required to join as an indispensable party.

(c)                                  The other Party agrees to cooperate with the Primary Enforcement Party in any lawsuit that the Primary Enforcement Party brings against a third party to enforce the Primary Enforcement Party’s rights in the Licensed IP and to join the Primary Enforcement Party as a party to such lawsuit if (i) requested by the Primary Enforcement Party and (ii) if the Primary Enforcement Party agrees to (A) reimburse all of the other Party’s reasonable litigation expenses, including attorney fees, in such lawsuit, and (B) pay a reasonable hourly consulting fee for use of the other Party’s personnel in connection with such lawsuit.

(d)                                 To the extent permissible under the Federal Rules of Civil Procedure, each Party shall have the right, with counsel of its own choosing and at its own expense, to join in any of the other Party’s litigation involving the Licensed IP.

10.3.                       Enforcement Action by Third Party.

(a)                                  In the event that a declaratory judgment or other court or administrative action is brought by a third party alleging invalidity, unenforceability, non-infringement, misuse, or misappropriation of any Licensed IP, PMII shall have the obligation to take over the sole defense of the action at its own expense. The provisions of this Section 10.3 shall be in addition to, and not in lieu of, the Parties’ indemnification obligations contained in Section 13, and in the event of any conflict between the provisions of this Section 10.3 and the indemnification obligations contained in Section 13, the indemnification obligations contained in Section 13 shall be controlling.

(b)                                 All actions taken by PMII pursuant to this Section 10.3 shall be subject to the following conditions:

(i)                                     PMII shall be responsible for all costs of prosecuting and defending against such action;

(ii)                                  as reasonably requested by ISRG, PMII shall regularly provide ISRG with copies of all pleadings and other documents proposed to be filed or served by PMII and other material submissions and correspondence in any way related to such defense, as applicable, in sufficient time to allow review and comment by ISRG; and

(iii)                               PMII shall provide ISRG and its counsel with a reasonable opportunity to consult with PMII and its counsel regarding the filing, service of process, and contents of any documents proposed to be filed or served by PMII and other material submissions and correspondence in any way related to such defense or in connection therewith, and PMII shall give consideration to ISRG’s reasonable requests regarding the same.

10.4.                       Amounts Recovered.  Any amounts recovered by either Party for past Infringement in connection with a suit pursuant to this Section 10, whether by settlement or judgment, shall be used to reimburse the Parties for their reasonable out-of-pocket costs and expenses in making such recovery (which amounts shall be allocated first to the party acting as Primary Enforcement Party if such amounts are insufficient to cover such costs and expenses in full).  Any remainder that relates to an Infringement of Licensed IP occurring in the Field of Use shall belong in full to ISRG and/or an Affiliate of ISRG (as applicable), and any remainder that relates to an Infringement occurring outside the Field of Use of IP that is owned or Controlled by PMII or a PMII Affiliate and that is not licensed to ISRG shall belong to PMII.

10.5.                       Limitation on Settlements.  The Parties agree that the primary goal in litigating validity and enforceability issues associated with the Licensed IP shall be the preservation of maximum claim breadth and enforcement rights, and the Parties shall cooperate with each other in good faith to achieve this mutual goal.  Except with the prior written consent of the other Party, neither Party shall consent to entry of any judgment or enter into any settlement with respect to any infringement or other action identified in this Section 10 that (i) would result in monetary, injunctive, or other relief being imposed against the other Party, (ii) would constitute or require any admission of liability or wrongdoing on the part of the other Party that does not provide a full release of liability for the other Party, or (iii) would otherwise materially diminish the claim scope of the applicable Licensed IP or affect its validity or enforceability.

11.                                 Confidentiality.

11.1.                        Limited Disclosure and Use.  Each of ISRG and PMII shall hold in confidence any Confidential Information (including trade secrets) disclosed by the other or otherwise obtained by such Party from the other Party as a result of this Agreement or the Supply Agreement, and each of ISRG and PMII shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. ISRG shall have the right to provide Confidential Information to its Affiliates and Sublicensees, subject to the confidentiality obligations imposed by this Section 11.1.  Without the prior written consent of the disclosing Party, a receiving Party shall not use, disclose, or distribute any Confidential Information, in whole or in part, except as required to perform such Party’s obligations under this Agreement or the Supply Agreement or in exercise or furtherance of its rights under this Agreement or the Supply Agreement.  Access to the disclosing Party’s Confidential Information shall be restricted to the receiving Party’s employees, agents, and consultants, who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the use and confidentiality restrictions of such Confidential Information.  The obligations set forth in this Section 11.1 shall survive any termination or expiration of this Agreement in perpetuity (with respect to trade secrets and confidential financial information) and for a period of five (5) years (with respect to all other Confidential Information).

11.2.                        Exceptions.  Each receiving Party may disclose Confidential Information, without prior approval from the other Party, to the extent such disclosure is reasonably necessary to protect intellectual property rights to which such Party has a right or license under this Agreement, to prosecute or defend litigation, to comply with applicable law or regulations (e.g.,

Unites States Securities and Exchange Commission filings), to obtain necessary or desirable Regulatory Approvals or concurrences, or to respond to a valid order of a Governmental Authority, provided that, other than with respect to disclosure for protecting intellectual property rights in connection with a Patent Prosecution Action in which such disclosure is required by applicable law, the receiving Party shall (a) use reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, (b) use reasonable efforts to protect the financial terms of this Agreement, and (c) unless precluded by applicable law from doing so, give advance written notice to the disclosing Party sufficiently in advance of the proposed disclosure so as to permit the disclosing Party to have the opportunity to object to such disclosure or otherwise protect its Confidential Information.

11.3.                        Use of Name; Disclosure of Terms of the Agreement.  Except as required by applicable law or regulation, neither Party shall use the name of the other Party or any Affiliate of the other Party in any advertising without the prior written approval of the other Party. Except as may be required by applicable law or regulation, neither Party shall disclose any terms or conditions of this Agreement without the prior written consent of the other, provided that (a) either Party may disclose such terms and conditions in order to comply with law or the rules of any stock exchange on which its securities are listed; and (b) either Party may disclose such terms and conditions to existing and potential lenders, material investors, and buyers who have agreed in writing to keep such information confidential in accordance with provisions at least as protective as those contained herein.

11.4.                        Termination.  Each receiving Party shall, upon termination of this Agreement, immediately discontinue use of the other’s Confidential Information (except to the extent that such receiving Party retains a right or license to use such Confidential Information, or requires such Confidential Information in order to complete the transactions and purposes of this Agreement).  Within thirty (30) days after termination of this Agreement, or upon receipt of written request by the disclosing Party, if earlier, all materials containing such Confidential Information shall be returned by the receiving Party or (with the disclosing Party’s prior written consent) destroyed, provided, however, that each Party may retain copies of Confidential Information in which such Party has a proprietary or licensed interest that survives termination, and the receiving Party shall be entitled to retain a file copy of the Confidential Information under the control of its general counsel or its outside counsel for archival purposes and for monitoring its obligations under this Agreement or the Supply Agreement, and in connection with any related obligations under law, Device Regulation, or Regulatory Approvals.

11.5.                        Permitted Disclosure to Related Persons.  Notwithstanding the preceding provisions of this Section 11, this Section 11 allows, without prior approval of the other Party, disclosure of Confidential Information or the terms and conditions of this Agreement: (i) by ISRG, to any ISRG Affiliate, or to the respective auditors and business, financial, and legal advisers of ISRG or any ISRG Affiliate who need to understand the proposed or existing business relationship between PMII and ISRG, and (ii) by PMII, to any PMII Affiliate, and to the respective auditors and business, financial, and legal advisers who need to understand the proposed or existing business relationship between PMII and ISRG.

12.                                 Representations and Warranties.

12.1.                       Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party as follows:

(a)                                  It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated.  It has corporate power to own its properties and to conduct its business as currently owned and conducted.

(b)                                 It has the full legal right and power to enter into and perform the transactions contemplated by this Agreement, without need for any consent, approval, authorization, license or order of, or notice to or filing with, any Governmental Authority or other person.  The execution, delivery, and performance by such Party of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action of such Party.  This Agreement evidences the legal, valid, and binding obligations of such Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting the rights and remedies of creditors generally.  This Agreement has been duly executed and delivered by such Party.

(c)                                  The execution, delivery, and performance by it of this Agreement does not and will not violate any applicable law or regulation, nor any agreement to which it is a party or by which it is bound.

(d)                                 The execution, delivery, and performance by it of this Agreement does not require the approval of any Governmental Authority nor the application for or filing of or for any license, permit, approval, waiver, no-action, or similar permission from any Governmental Authority (excluding the Regulatory Approvals expressly described in this Agreement).

12.2.                       Representations and Warranties of PMII.  PMII hereby represents and warrants, as at the Agreement Date, as follows:

(a)                                  Issued Patents and Patent Applications.  Exhibit 1.1(v) provides a true, complete, and correct list as of the Agreement Date of (i) all issued patents included within the Licensed Patent Rights, and the filing date, issue date, and patent numbers of each such patent; and (ii) all applications for patents included within the Licensed Patent Rights, including the title, filing date, and application number of each such application.

(b)                                 Title and Transfer.  PMII (i) owns and holds, free and clear of all Liens, all right, title, and interest in the Licensed IP; (ii) has the exclusive right to use and license the Licensed IP in the Field of Use on a worldwide basis; and (iii) has the exclusive right to bring actions for the infringement of the Licensed IP in the Field of Use.  Pursuant to this Agreement, PMII will license to ISRG all of its right, title, and interest in and to all Licensed IP in the Field of Use to the extent set forth in Section 2.1 of this Agreement, free and clear of all Liens.  PMII has not granted (and is not obligated to grant) to any other person any license, option, or other rights with respect to the Licensed IP in the Field of Use.

(c)                                  Confidentiality.  PMII has taken reasonable efforts to protect the confidentiality of any Know-How or confidential or proprietary information relating to any Licensed IP.

(d)                                 No Contest of Validity or Patentability.  Except as set forth in Exhibit 12.2(d), there is no pending or, to the knowledge of PMII, threatened Litigation Matter (and PMII has received no notice) (i) contesting the patentability, validity, enforceability, ownership, or right to use, assign, license, sublicense, or dispose of any Intellectual Property included in the Licensed IP that has application in the Field of Use, or (ii) asserting that any Licensed IP that has application in the Field of Use (or the design, manufacture, use, importation, marketing, offer for sale, or sale of any PMII Product or Reload) conflicts or will conflict with the Intellectual Property of any other person.

(e)                                  Misappropriation; Notice of Infringement.  PMII has not misappropriated from any person any Technical Information, nor any of the Technology covered by any Licensed IP that has application in the Field of Use or that relates in any way to the Reload or the Device.  PMII has received no notice of any infringement or alleged infringement by any third party of the Licensed IP that has application in the Field of Use.

(f)                                    No In-Licensed IP.  As at the Agreement Date, all of the Licensed IP is owned by PMII.

(g)                                 Know-How.  PMII is the sole owner of all PMII Field Know-How, free and clear of all Liens.  PMII has taken reasonable steps to protect the confidentiality of all PMII Field Know-How.

(h)                                 Licensed Marks.  PMII is the sole and exclusive owner of the Licensed Marks, free and clear of all Liens.  To PMII’s knowledge, (i) use by PMII of the Licensed Marks has not infringed and does not infringe any trademarks, service marks or trade names belonging to any other person, (ii) no person has infringed any of the Licensed Marks, and (iii) use by ISRG and its Affiliates of the Licensed Marks will not infringe any trademarks, service marks or trade names belonging to any other person.

12.3.                       Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT.  NO PARTY WARRANTS THAT THE OTHER PARTY WILL RECEIVE ANY PARTICULAR AMOUNT, OR ANY, REVENUES OR PROFITS AS A RESULT OF ENTERING INTO THE BUSINESS ARRANGEMENTS DESCRIBED IN THIS AGREEMENT.

13.                                 Indemnification; Limitation of Liability.

13.1.                       PMII’s Indemnification Obligations.

(a)                                  PMII hereby agrees to indemnify, defend, and hold harmless ISRG, each of its Affiliates, and their respective Sublicensees, directors, representatives, officers,

employees, agents, attorneys, successors, and assignees (collectively, the “ISRG Indemnified Parties”), from and against, and in respect of, any liability, injury, damage, loss (including, but not limited to, direct economic loss), or expense (including, but not limited to, reasonable attorney fees and reasonable litigation expenses), as and when incurred by or imposed upon the ISRG Indemnified Parties in connection with any third party claims, suits, actions, proceedings, demands, or judgments worldwide (“Third Party Claims”) arising out of or resulting from:

(i)                                     any product liability claim of any kind, including for death, bodily injury, or tangible property damage, relating to the Reload, any component of the Reload, or any component of the Device that is also included in any product sold commercially by PMII (each a “PMII Product”);

(ii)                                  any infringement or alleged infringement of third party Intellectual Property arising from ISRG’s use or Commercialization of the PMII Product; and

(iii)                               any violation of law or regulation (including any such claims by the FDA or Governmental Authorities), negligent or willful misconduct, or misleading, fraudulent, unfair, or deceptive business practices, by PMII in connection with the sale or distribution of PMII Products by ISRG to third parties.

(b)                                 PMII’s indemnification obligations set forth in this Section 13.1 shall not apply to the extent that any Third Party Claim arises due to: (i) any modification not authorized by PMII to any PMII Product by ISRG, including where the modification causes an otherwise non-infringing PMII Product to infringe; or (ii) the interoperation of any PMII Product with (A) any components of the Device that do not constitute PMII Product where the infringement would not occur but for the interoperation; or (B) any other product not manufactured or designed by PMII.

13.2.                       ISRG’s Indemnification Obligations.

(a)                                  ISRG hereby agrees to indemnify, defend, and hold harmless PMII, each of its Affiliates, and their respective directors, representatives, officers, employees, agents, attorneys, successors, and assignees (collectively, the “PMII Indemnified Parties”), from and against, and in respect of, any liability, injury, damage, loss (including, but not limited to, direct economic loss), or expense (including, but not limited to, reasonable attorney fees and reasonable litigation expenses), as and when incurred by or imposed upon the PMII Indemnified Parties in connection with any Third Party Claims arising out of or resulting from:

(i)                                     any product liability claim of any kind, including for death, bodily injury, or tangible property damage, relating to (i) those portions of the Device that do not constitute PMII Product, (ii) a Robotic System, or any component thereof, (iii) modification not authorized by PMII to PMII Products made by or on behalf of ISRG; or (iv) inter-operation of PMII Product and the components of the Device or Robotic System that do not constitute PMII Product;

(ii)                                  any infringement or alleged infringement of third party Intellectual Property arising from (i) those portions of the Device that do not constitute PMII Product, (ii) a Robotic System, or any component thereof, (iii) modification to PMII Products made by or on behalf of ISRG; or (iv) inter-operation of PMII Product and the components of the Device or Robotic System that do not constitute PMII Product; and

(iii)                               any violation of law or regulation (including any such claims by the FDA or Governmental Authorities), negligent or willful misconduct, or misleading, fraudulent, unfair, or deceptive business practices, in connection with the sale or distribution of the Device by ISRG.

13.3.                        Notice of Claims.  Within thirty (30) days after a Person seeking indemnification hereunder (hereinafter the “Indemnified Party”) has received notice of or has acquired knowledge of any Third Party Claim, the Indemnified Party shall, if such claim is indemnifiable by the other Party pursuant hereto (hereinafter the “Indemnifying Party”), give the Indemnifying Party written notice of such claim and the commencement or threatened commencement of such Third Party Claim.  Such notice shall state the nature and basis of such Third Party Claim, and, if ascertainable, the amount thereof.  Notwithstanding the foregoing, the failure of the Indemnified Party to give such notice shall not excuse the Indemnifying Party’s obligation to indemnify and defend the Indemnified Party, except to the extent the Indemnifying Party has suffered damage or prejudice by reason of the Indemnified Party’s failure to give or delay in giving such notice.  Within ten (10) business days of receipt of any notice issued by the Indemnified Party pursuant to this Section 13.3, the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party acknowledges its indemnification and defense obligation with respect to the Third Party Claim which was the subject of the Indemnified Party’s notice or whether it disclaims such obligations.  In the event the Indemnifying Party disclaims or fails to timely acknowledge its obligations with respect to any Third Part Claim, the Indemnified Party shall have the right to defend such Third Party Claim, with counsel of its own selection, and compromise such Third Party Claim without prejudice to its right to indemnification hereunder.  In the event the Indemnifying Party timely acknowledges its obligations hereunder with respect to any Third Party Claim, the Indemnifying Party shall defend the same with counsel in accordance with this Section.  Where the Indemnifying Party shall have acknowledged in writing its obligations hereunder with respect to any Third Party Claim, the Indemnified Party may, at its expense, participate in the defense of such Third Party Claim and no such Third Party Claim shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed.  At any time after the Indemnifying Party acknowledges its obligations hereunder with respect to any Third Party Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the payment or compromise of such Third Party Claim (provided such payment or compromise has been previously approved in writing by the third party claimant), and, in the event the Indemnifying Party does so, the Indemnified Party shall promptly agree in writing to such settlement, unless such settlement would involve a remedy or remedies, other than the payment of money damages by the Indemnifying Party, to which the Indemnified Party reasonably objects.

13.4.                        Third Party Beneficiaries.  The ISRG Indemnified Parties and PMII Indemnified Parties are intended to be third party beneficiaries of the rights granted under this Section 13 and to have the right to enforce such rights directly against the Indemnifying Party.  There shall be no other third party beneficiaries of this Agreement.

13.5.                        Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, EXEMPLARY, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, INCLUDING WITHOUT LIMITATION LOSS OF PROFITS OR REVENUES, WHETHER OR NOT SUCH DAMAGES WERE WITHIN THE CONTEMPLATION OF THE PARTIES.  This paragraph shall not apply to any violation or infringement by a Party or its Affiliates of the Intellectual Property of the other Party or its Affiliates, to any violation of the exclusive license grant provisions of Section 2.1, or to any breach of Section 11.

13.6.                        Insurance.  No later than the time that the Device is first sold or used with human subjects, each Party shall obtain and carry in full force and effect commercial general liability insurance, with product liability coverage, in amounts of at least $1 million per occurrence and $5 million annual aggregate.  Such insurance will be written by a reputable insurance company reasonably acceptable to the other Party.  On reasonable request from a Party (“Requesting Party”) to the other Party, the other Party will provide the Requesting Party with appropriate certificates of insurance reflecting the obligations of the other Party pursuant to this subsection.

14.                                 Dispute Resolution; Arbitration

14.1.                        Arbitration as Exclusive Remedy.  In the event of any dispute or disagreement between PMII and ISRG as to the interpretation of any provision of this Agreement (or the performance of any obligations under this Agreement), the matter, upon written request of either Party, shall be referred to negotiation and (if applicable) arbitration in accordance with the terms of Exhibit 14.  Except as specifically provided in Section 14.2 with respect to interim relief, the Parties agree and understand that arbitration pursuant to the procedures set forth in Exhibit 14 is the exclusive remedy available to the Parties with respect to any dispute, disagreement, claim, or controversy arising out of or relating to this Agreement, or the transactions contemplated hereby or thereby, that cannot be resolved through negotiation between the Parties.

14.2.                        Interim Relief; Injunctions.  The arbitration provisions specifically provide that a Party may initiate an action in a court of competent jurisdiction in either the State of California or the Commonwealth of Pennsylvania and may seek interim measures (including temporary restraining orders and preliminary injunctions) necessary to protect the interests of such Party pending the arbitration. The Parties recognize that money damages alone would not adequately compensate ISRG in the event of breach by PMII of its obligations under this Agreement, and PMII therefore agrees that, in addition to all other remedies available to ISRG, ISRG shall be entitled to injunctive relief to restrain any such breach and to enforce the provisions of this Agreement, without showing or proving any actual damage to ISRG.

14.3.                        Applicable Law.  The substantive law governing this Agreement (which shall be applied in the arbitration) shall be (i) with respect to disputes involving general contract matters, the internal laws of the State of New York without reference to conflict of laws principles, and (ii) with respect to disputes involving Patent Rights in any jurisdiction, the patent laws of the applicable jurisdiction.

15.                                 Term and Termination.

15.1.                        License Term.  The “License Term” and the license grants set forth in this Agreement shall take effect at the Agreement Date and shall continue until the expiration of the last to expire of the Licensed Patent Rights, including any extensions thereof.

15.2.                        Termination by ISRG.  ISRG may terminate this Agreement at any time by giving at least one hundred eighty (180) days’ written notice of such termination to PMII.

15.3.                        Material Breach by PMII.  If PMII:

(i)                                     materially breaches this Agreement and such breach remains uncured for thirty (30) days following written notice of breach by ISRG, or

(ii)                                  is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of PMII’s assets, and such petition, assignment, or appointment prevents PMII (as a legal or as a practical matter) from performing its obligations under this Agreement or the Supply Agreement, or such petition, assignment, or appointment is not otherwise dismissed or vacated within ninety (90) days, then, on each such occasion, ISRG shall have the right (i) to seek monetary damages for such material breach and/or equitable relief to prevent such material breach from continuing or occurring again in the future, or (ii) to terminate this Agreement and the Supply Agreement for cause.

15.4.                        Material Breach by ISRG.  If ISRG:

(i)                                     materially breaches this Agreement or the Supply Agreement and such breach remains uncured for thirty (30) days following written notice of breach, or

(ii)                                  is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of ISRG’s assets, and such petition, assignment, or appointment prevents ISRG (as a legal or as a practical matter) from performing its obligations under this Agreement or the Supply Agreement, or such petition, assignment, or appointment is not otherwise dismissed or vacated within ninety (90) days, then on each such occasion, PMII shall have the right to (i) seek monetary damages for such material breach and/or equitable relief to prevent such material breach from continuing or occurring again in the future, or (ii) terminate this Agreement (including, subject to Sections 2.1(c) and 7.2(d), the licenses granted hereunder) and the Supply Agreement for cause; provided, however, that if the Irrevocable License Fee has been paid on or before such occasion, then the termination of this Agreement shall not terminate Section 2 (License) of this Agreement.

15.5.                        After Termination.  After termination of this Agreement for any reason:

(a)                                  Sections 4.3, 8,  11,  13,  14,  15.3, 15.4,  15.5, 15.6, and 16 shall survive;

(b)                                 the license granted in Section 2.1(a) shall automatically terminate, unless ISRG has paid the Irrevocable License Fee, in which case (i) such license shall be irrevocable and shall continue despite termination, and (ii) the provisions of Sections 2.2 – 2.6, 9, and 10, shall survive in addition to the provisions of the Sections listed in Section 15.5(a); and

(c)                                  if termination of this Agreement also terminates the license granted in Section 2 (because the license has not become irrevocable), ISRG shall nevertheless have the right to sell any inventory of Devices or Reloads then in its possession, or then under irrevocable order, subject always to payment of any amounts due under Section 7 of this Agreement.

15.6.                       Section 365(n).  All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11, U.S. Code (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined in the Bankruptcy Code.  The Parties agree that ISRG (as licensee under Section 2.1) shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.  Each applicable licensor agrees during the License Term to create and maintain current copies or, if not amenable to copying, detailed descriptions or other appropriate embodiments, of all such Intellectual Property.  All rights, powers, and remedies of each licensee provided under this Section 15.6 are in addition to and not in substitution for any and all other rights, powers, and remedies now or hereafter existing at law or in equity in the event of any such commencement of a bankruptcy proceeding by or against the applicable licensor.

16.                                 General.

16.1.                       Waivers and Amendments.

(a)                                  This Agreement may be amended, modified, or supplemented only by a written instrument executed by the Parties to this Agreement.

(b)                                 No waiver of any provision of this Agreement, or consent to any departure from the terms of this Agreement, shall be effective unless the same shall be in writing and signed by the Party waiving or consenting thereto.  No failure on the part of any Party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right or remedy.  The waiver by any Party to this Agreement of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.  All rights and remedies under this Agreement are cumulative and are in addition to, and not exclusive of, any other rights and remedies provided by law.

16.2.                       Entire Agreement.  This Agreement and the Supply Agreement constitute the entire agreement between the Parties to this Agreement with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, whether written or oral, between the Parties, or any of the Parties, in connection with such subject matter.

16.3.    Severability.  If any provision of this Agreement is found invalid or unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible by law and the other provisions of this Agreement shall remain in full force and effect.

16.4.    Relationship of the Parties.  This Agreement shall not constitute either Party the agent or legal representative of the other Party for any purpose whatsoever, and neither Party shall hold itself out as an agent of the other Party.  This Agreement creates no relationship of joint venturers, partners, associates, employment, or principal and agent between the Parties, and both Parties are acting as independent contractors.  Neither PMII nor ISRG is granted in this Agreement any right or authority to, and shall not attempt to, assume or create any obligation or responsibility for or on behalf of the other.  Neither PMII nor ISRG shall have any authority to bind the other to any contract, whether of employment or otherwise, and PMII and ISRG shall bear all of their respective expenses for their operations, including the compensation of their employees and the maintenance of their offices and service facilities.  PMII and ISRG shall each be solely responsible for their own employees and salespeople and for their acts and the things done by them.

16.5.    No Election of Remedies.  Except as otherwise specifically provided in this Agreement, the rights and remedies accorded in this Agreement and the Supply Agreement to PMII and ISRG are cumulative and in addition to those provided by law, and may be exercised separately, concurrently, or successively.

16.6.    Costs and Expenses.  Except as expressly stated otherwise in this Agreement, each Party shall bear its own costs and expenses of performance of this Agreement.

16.7.    Force Majeure.  No Party shall be liable for failure to perform any of its obligations under this Agreement when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, legal restriction, riot, insurrection, or any other cause beyond the reasonable ability of the Party affected thereby to control, and without such Party’s fault or negligence (“Force Majeure”), provided that any Party claiming the existence of Force Majeure shall give notice to the other Party not more than seven (7) days after the commencement of the event of Force Majeure, and shall use prompt and diligent efforts to mitigate the effects of Force Majeure.  In the event that any event of Force Majeure prevents performance by a Party for sixty (60) days or more, the other Party may terminate this Agreement for cause upon written notice to the non-performing Party.

16.8.    Notices.  All notices, requests, demands, claims, and other communications under this Agreement shall be in writing. Any notice, request, demand, claim or other communication under this Agreement with respect to any alleged breach of this Agreement or the Supply Agreement or the alleged termination of this Agreement or the Supply Agreement shall be deemed duly delivered (a) four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (b) one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case addressed to the intended recipient as set forth below.  Any other form of notice, request, demand, or other communication between the Parties shall be deemed duly delivered one (1) business day after it is sent (i) for next business day delivery via a reputable nationwide overnight courier service, (ii) via electronic facsimile transmission, with confirmation of delivery, or (iii) via electronic mail communications, with electronic verification of delivery requested, in each case addressed to the intended recipient as set forth below:

(a)           if to PMII, to:

Power Medical Interventions, Inc.

2021 Cabot Boulevard

Langhorne, PA 19047

Attention:              President

Facsimile No.: (267) 775-8121

E-mail: mwhitman@pmi2.com

with a required copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention:              Jeffrey L. Quillen, Esq.

Facsimile No.:  (617) 832-7000

E-mail: jquillen@foleyhoag.com

(b)           if to ISRG, to:

Intuitive Surgical, Inc.

1266 Kifer Road

Building 101

Sunnyvale, CA 94086-5304

Attention: General Counsel—Legal Dept.

Facsimile No.: (408) 523-1390

E-mail: mark.meltzer@intusurg.com

or at such other address for a Party as shall be specified by like notice.

16.9.    Waiver of Jury Trial.  PMII AND ISRG EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR THE ENFORCEMENT HEREOF.

16.10.  Counterparts and Facsimile Signatures.  This Agreement and all Exhibits, Schedules and Appendices may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each Party and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement and any Exhibits, Schedules, and Appendices by any of the Parties shall be legal, valid, and binding execution and delivery of such document for all purposes.

16.11.  Benefits and Burdens; Assignments.  This Agreement shall be binding upon and shall inure to the benefit of each of the Parties as well as their respective legal representatives, successors, and permitted assigns.  In addition, the rights to indemnification set forth in Section 13 shall inure to the benefit of each of the PMII Indemnified Parties and ISRG Indemnified Parties.  Except for such Indemnified Parties, there shall be no third party beneficiaries to this Agreement, and no third party may enforce any provision against any Party to this Agreement.  This Agreement shall not be assignable or transferable, by operation of law or otherwise, by either Party without the other Party’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, and with the exceptions that either Party or its permitted assignee(s) may assign this Agreement (i) in whole or in part to an Affiliate of the assigning Party so long as the assigning Party agrees in writing to remain liable for the Affiliate’s performance of its obligations under this Agreement; or (ii) in whole to a third party who acquires all or substantially all of the assets of the assigning Party or of the assets of the business of the assigning Party to which this Agreement relates; or (iii) in whole to any successor to the assigning Party by merger or consolidation; provided in each case the assignee agrees in writing to assume the assigning Party’s obligations under this Agreement.  Any attempt to assign or transfer this Agreement or any portion thereof in violation of this Section 16.11 shall be void.

16.12.  Interpretation.  When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated.  References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.1(a)” would be part of “Section 5.1”, and references to “Section 5.1” would also refer to material contained in the subsection described as “Section 5.1(a)”).  The recitals to this Agreement constitute an integral part of this Agreement.  The Table of Contents, Table of Defined Terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any Party (e.g., ambiguities, if any, in this Agreement shall not be construed by default against either Party simply because one or the other Party is deemed to have drafted the provision at issue). Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “but not limited to”.  No summary of this Agreement prepared by any Party shall affect the meaning or interpretation of this Agreement. All references to dollars in this Agreement shall be to United States Dollars.

16.13.  License Registration and Recordal.  Subject to the confidentiality provisions of Section 11, each Party shall have the right, at its sole cost and expense, to register, record, and otherwise document the license granted in Section 2.1 in any country where there are any pending or issued Licensed Patent Rights.  To effect such registration, recordal, or other documentation, the Party may file the form attached to this Agreement as Exhibit 16.13, or such other form upon which the Parties may mutually agree.  In addition, either Party may require that the other Party execute a “short form” license in order to effect the foregoing registration, recordal, or other documentation in any such country, and may record such short form license, but no short form license shall in any way alter or otherwise affect the rights and obligations of the Parties under this Agreement.  Each Party shall have the right, at its sole cost and expense, to register, record, and otherwise document any assignments of Licensed Patent Rights provided for by this Agreement.

16.14.  Non-Solicitation.  Each Party acknowledges that the other Party’s employees who are engaged in performance of development activities hereunder or otherwise involved with performance of this Agreement are valuable and indispensable assets of such Party.  Each Party agrees that, during the term of this Agreement and for a period of one (1) year from the date of termination of this Agreement, it shall not, either directly or indirectly, solicit for hire, or cause to leave his or her employment any of the other Party’s or its Affiliates’ employees or subcontractors utilized in the performance of this Agreement to accept employment with the other Party or any of its Affiliates.  General employment solicitation by a Party or its Affiliates directed at the general public, and any employment resulting from such general employment solicitation, shall not be a breach of this provision.  Both Parties further acknowledge that the damages to either Party resulting from a breach of this provision are irreparable and immeasurable and that the only effective remedy for a breach is injunctive relief.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties have executed, or caused their duly authorized representatives to execute, this License and Development Agreement under seal as of the date first written above.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo
	Name:	John P. Gandolfo
	Title:	Chief Financial Officer

INTUITIVE SURGICAL, INC.

By:	/s/ Lonnie M. Smith
	Name:	Lonnie M. Smith
	Title:	CEO

RELOAD SUPPLY AGREEMENT

DATED AS OF

SEPTEMBER 9, 2008

BETWEEN

INTUITIVE SURGICAL, INC.

AND

POWER MEDICAL INTERVENTIONS, INC.

i

9.	DISPUTE RESOLUTION; ARBITRATION		15

	9.1.	PROCEDURES	15
	9.2.	INTERIM RELIEF; INJUNCTIONS	15
	9.3.	APPLICABLE LAW	15

10.	INDEMNIFICATION; LIMITATION OF LIABILITY		15

	10.1.	PMII’S INDEMNIFICATION OBLIGATIONS	15
	10.2.	EXCEPTIONS	16
	10.3.	INFRINGEMENT REMEDIES	16
	10.4.	ISRG’S INDEMNIFICATION OBLIGATIONS	16
	10.5.	NOTICE OF CLAIMS	17
	10.6.	THIRD PARTY BENEFICIARIES	18
	10.7.	EXCLUSIVE INFRINGEMENT REMEDIES	18
	10.8.	NO CONSEQUENTIAL DAMAGES	18
	10.9.	LIMITATION ON AGGREGATE DAMAGES	18

11.	CONFIDENTIALITY		18

	11.1.	LIMITED DISCLOSURE AND USE	18
	11.2.	EXCEPTIONS	19
	11.3.	USE OF NAME; DISCLOSURE OF TERMS OF THE AGREEMENT	19
	11.4.	TERMINATION	19
	11.5.	PERMITTED DISCLOSURE TO RELATED PERSONS	20

12.	MISCELLANEOUS		20

	12.1.	WAIVERS AND AMENDMENTS	20
	12.2.	ENTIRE AGREEMENT	20
	12.3.	SEVERABILITY	20
	12.4.	RELATIONSHIP OF THE PARTIES	20
	12.5.	ASSIGNMENT	21
	12.6.	GOVERNING LAW	21
	12.7.	NO ELECTION OF REMEDIES	21
	12.8.	COSTS AND EXPENSES	21
	12.9.	COUNTERPARTS AND FACSIMILE SIGNATURES	21
	12.10.	INTERPRETATION	21
	12.11.	FORCE MAJEURE	22
	12.12.	WAIVER OF JURY TRIAL	22
	12.13.	NOTICES	22

ii

RELOAD SUPPLY AGREEMENT

This Reload Supply Agreement (this “Agreement”) made as of the 9th day of September, 2008 (the “Agreement Date”), by and between Power Medical Interventions, Inc., a Delaware corporation having its principal place of business at 2021 Cabot Boulevard, Langhorne, Pennsylvania 19047 (“PMII”), and Intuitive Surgical, Inc., a Delaware corporation having its principal place of business at 1266 Kifer Road, Sunnyvale, California 94086  (“ISRG”).  Capitalized terms that are used but not defined in this page of this Agreement shall have the meanings set forth in Section 1.

BACKGROUND

A.                                   PMII is in the business of, among other things, developing and commercializing automated cutting and stapling devices and disposable staple cartridges for those devices;

B.                                     ISRG is in the business of, among other things, developing and commercializing robotic surgical systems;

C.                                     Contemporaneously with execution of this Agreement, PMII and ISRG are entering into a License and Development Agreement (“License Agreement”) pursuant to which ISRG will develop and commercialize a new cutting and stapling Device to be installed on ISRG’s Robotic Systems and license from PMII certain rights that may relate to the Device;

D.                                    ISRG desires that PMII develop, manufacture, and supply to ISRG disposable Reloads for the Device; and

E.                                      PMII desires to supply disposable Reloads to PMII, subject to the terms and conditions set forth herein.

In view of the foregoing and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                                       Definitions.

1.1.                              Certain Definitions.  For purposes of this Agreement, in addition to the terms that are defined on first use in this Agreement, the following terms shall have the following meanings:

(a)                                  “Affiliate” shall mean a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.  For purposes of this definition, the terms “control”, “controlled by”, and “under common control with” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person and, in the case of an entity, shall require (a) in the case of a corporate entity, direct or indirect ownership of more than 50 percent of the securities having the right to vote for the election of directors, and (b) in the case of a non-corporate entity, direct or indirect ownership of more than 50 percent of the equity interests with the power to direct the management and policies of such non-corporate entity.

(b)                                 “Commercialize” or “Commercialization” shall mean efforts to sell, offer for sale, import, export, transport, register, distribute, promote, and market, together with other activities typically associated with commercialization of a medical product.

(c)                                  “Commercially Reasonable Efforts” means timely application of efforts and resources, consistent with the exercise of prudent business judgment by a company with similar financial resources which intends to exploit a medical product of similar market potential with a view to making a profit, taking into account such matters as product efficacy and safety, size of market, anticipated labeling, competitiveness of alternative products, strength of patent or trade secret protection, likelihood of obtaining Regulatory Approval, and commercially appropriate prioritization with respect to other company projects and products.

(d)                                 “Complaint” shall mean any written, electronic, or oral communication that alleges deficiencies related to the identity, quality, durability, reliability, safety, effectiveness, or performance of a product or device after it is released for distribution in the marketplace.

(e)                                  “Confidential Information” shall mean all ideas and information of any kind that are held in confidence by one person and transferred, disclosed, or made available by such person to a receiving person and are identified at the time of disclosure as being proprietary or confidential, or would reasonably be regarded as proprietary or confidential by a reasonable business person in like circumstances. The obligations in this Agreement with respect to Confidential Information shall not apply to any portion of the Confidential Information that the receiving person can demonstrate by legally sufficient evidence (i) now or hereafter, through no act or failure to act on the part of the receiving person, is or becomes public; (ii) is known to the receiving person or one of its Affiliates at the time such person receives such Confidential Information from the disclosing person; (iii) is hereafter furnished to the receiving person by an unrelated third person without violating any agreement with the disclosing person; or (iv) is independently developed by the receiving person or one of its Affiliates without use of any Confidential Information received from the other person.

(f)                                    “Device” shall mean the cutting and stapling device developed under the License Agreement to be installed on ISRG’s Robotic System.

(g)                                 “Device Regulation” shall mean any national, state, local or foreign statute, regulation, judicial or administrative interpretation, guideline, recommendation or standard international guidance of any Governmental Authority to the extent applicable to the manufacture, use or sale of the Reload including, without limitation, to the extent applicable, Canadian Medical Device Conformity Assessment Scheme, the European Medical Device Directive 93/42/EEC, FDA Act, and QSR/GMP.

(h)                                 “FDA” shall mean the United States Food and Drug Administration.

(i)                                     “FDA Act” shall mean the United States Food, Drug and Cosmetic Act of 1938, as amended, and all regulations promulgated thereunder.

2

(j)                                     “First Commercial Sale” shall mean the first sale by ISRG or an Affiliate of ISRG to an end user for use in the United States, Canada, Japan, or a country of the European Union, other than in connection with any investigational research, clinical study, or design or process validation.

(k)                                  “Governmental Authority” shall mean any nation, territory, or government (or union thereof), foreign, domestic, or multinational, any state, local, or other political subdivision thereof, and any bureau, court, tribunal, board, commission, department, agency, or other entity exercising executive, legislative, judicial, regulatory, or administrative functions of government, including all taxing authorities and all European notified bodies, including notified bodies within the sense of Article 16 of the European Union Medical Device Directive 93/42/EEC, and all other entities exercising regulatory authority over medical products or devices.

(l)                                     “Intellectual Property” or “IP” shall mean: (i) Patent Rights; (ii) trademarks, service marks, trade names, brand names, certification marks, designs, logos and slogans, commercial symbols, business name registrations, domain names, trade dress and other indications of origin and general intangibles of like nature, the goodwill associated with the foregoing, and registrations in any domestic or foreign jurisdiction of, and applications in any such jurisdiction to register, the foregoing, including any extension, modification, or renewal of any such registration or application; (iii) research and development data, formulae, ideas, know-how, research, analysis, experiments, proprietary processes and procedures, algorithms, models and methodologies, technical information, technologies, techniques, innovations, creations, concepts, designs, industrial designs, procedures, trade secrets and confidential information, and rights in any domestic or foreign jurisdiction to limit the use or disclosure thereof by any person; (iv) writings and other works of authorship of any type (including patterns, drawings, data, the content contained on any web site), whether copyrightable or not, in any such jurisdiction, and any copyrights and moral rights therein (“Copyrights”); (v) computer software (whether in source code or object code form), databases, compilations, and data; and (vi) registrations or applications for registration of copyrights in any domestic or foreign jurisdiction, and any renewals or extensions thereof; and (vii) any similar intellectual property or proprietary rights.

(m)                               “Irrevocable License Fee” means the total amount of Twenty Million Dollars (US$20,000,000; i.e., the sum of the License Fee and the three Milestone Payments, as each is defined in the License Agreement), paid to PMII pursuant to Section 7 of the License Agreement.

(n)                                 “ISRG Affiliate” shall mean an Affiliate of ISRG.

(o)                                 “Party” shall mean each of PMII and ISRG (but not their respective Affiliates), who together are sometimes referred to as the “Parties.” As used in this Agreement, references to “third parties” do not include either Party or their respective Affiliates.

(p)                                 “Patent Rights” means (i) any and all written, oral, and visual ideas, concepts, and inventions, whether or not any such idea, concept, or invention has been filed as a patent application or submitted by the inventor(s) to any attorney or other person for evaluation as to patentability, (ii) any patents, patent applications, any patents issuing therefrom

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worldwide, and all provisional rights with respect to patent applications, (iii) any improvements, substitutions, divisionals, patents of addition, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, extensions, supplementary protection certificates, term extensions (under applicable patent law or regulation or other law or regulation), and certificates of invention of any patents or patent applications, and (iv) all rights to exploit any of the foregoing.

(q)                                 The term “person” shall mean an individual, corporation, partnership, limited partnership, limited liability company, unincorporated association, trust, joint venture, union or other organization or entity, including a Governmental Authority.

(r)                                    “Purchase Orders” shall mean orders transmitted by ISRG (in written or electronic form), conforming to the requirements of this Agreement, and authorizing and directing PMII to manufacture and deliver specified Reloads on specified delivery dates.

(s)                                  “QSR/GMP” shall mean Quality Systems Regulations and Good Manufacturing Practices for medical devices, as promulgated or otherwise established by any Governmental Authority with authority over the Reload, including those set forth in the FDA’s Quality System Regulations in 21 C.F.R. Part 820 and the European Council Directive concerning Medical Devices, 93/42/EEC, as in effect from time to time.

(t)                                    “Regulatory Application” shall mean preparation and submission of any application necessary for Regulatory Approvals for the Device.

(u)                                 “Regulatory Approval” shall mean any and all approvals (including any necessary governmental price or reimbursement approvals), licenses, registrations, or authorizations of the applicable Governmental Authority necessary for the use, storage, import, promotion, marketing, and Commercialization of the Device or Reload.

(v)                                 “Reload” shall mean a disposable cartridge containing staples that can be attached to the Device.  Initial specifications for the Reload are set forth in the Statement of Work in the License Agreement.  Such initial specifications will be refined as mutually agreed by the Parties to include detailed manufacturing specifications for the Reloads to be supplied by PMII to ISRG under this Agreement.

(w)                               “Reload Documentation” shall mean (i) the specifications for the Reload attached to the License Agreement, as such specifications may be amended by agreement of the Parties from time to time; (ii) any documentation relating to the Reload, its manufacturing or use, submitted by the Parties to any Governmental Authority in connection with any Regulatory Application; and (iii) the labeling for the Reload.

(x)                                   “Robotic System” shall mean an integrated system of one or more computer-controlled manipulators and mechanical arms that operates autonomously or is operated remotely (e.g., teleoperated) by a human, including attachable components or assemblies that operate as part of (and not separately from) such a system during any medical or surgical diagnosis, treatment, or procedure.

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(i)                                     For the avoidance of doubt, Robotic Systems shall include: (A) ISRG’s da Vinci® surgical systems, (B) detachable surgical instruments that operate as part of (and not separately from) such da Vinci® surgical systems during any medical or surgical diagnosis, treatment, or procedure, (C) components and assemblies that make up such da Vinci® surgical systems; and (D) improvements to the foregoing that are not inconsistent with the first sentence of this Section 1.1(x).

(ii)                                  For the avoidance of doubt, Robotic Systems do not include: (A) powered or unpowered instruments that are hand positioned for tissue manipulation during open or endoscopic surgical procedures, such as PMII’s powered endoscopic linear cutter instruments (e.g., i60 Articulating Endoscopic Linear Cutter and other powered stapling instruments Commercialized prior to the Agreement Date), (B) conventional manual laparoscopic instruments; and (C) improvements to the foregoing that are consistent with this clause 1.1(x)(ii)(A) above.

1.2.                              Other Defined Terms.  Definitions of the defined terms listed below are contained in the Section set forth opposite the defined term in the table below:

Defined Term	Section of Agreement

Agreement	Preamble
Agreement Date	Preamble
Annual Sales Period	Section 3.6(b)
Change	Section 2.6(a)
Copyrights	Section 1.1(l)
First Sales Period	Section 3.2
Force Majeure	Section 12.11
Indemnified Party	Section 10.5
Indemnifying Party	Section 10.5
ISRG	Preamble
ISRG Indemnified Parties	Section 10.1
License Agreement	Preamble
Licensed IP	Section 1.1 of License Agreement
PMII	Preamble
PMII Indemnified Parties	Section 10.4
PMII Product	Section 10.1(a)
PMII Recall	Section 5.3(b)
QA Procedures	Section 2.3
Reload Defect	Section 2.7
Reload Manufacturing Data	Section 2.8
Reload Manufacturing Period	Section 2.9(a)
Reload Manufacturing Period Notice	Section 2.9(a)
Reload Manufacturing Trigger	Section 2.9(a)
Third Party Claims	Section 10.1
Trademark	Section 6

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2.                                       Manufacture, Sale, and Purchase of Reloads.

2.1.                              Reloads.  During the term of this Agreement, (i) PMII shall manufacture, in accordance with the applicable Reload Documentation, Regulatory Approvals, and other Device Regulation, and shall sell to ISRG Reloads, as ordered from time to time by delivery to PMII of Purchase Orders, and (ii) ISRG shall purchase Reloads from PMII in accordance with the applicable Purchase Order and this Agreement.

2.2.                              Exclusivity.

(a)                                  PMII shall not supply Reloads to any Person except ISRG; provided, however, that ISRG acknowledges that the Reloads are identical to other staple reload products sold by PMII except for the addition of a key feature to make the Reload compatible only with the Device.  PMII’s exclusivity obligations hereunder shall not prevent PMII from selling its other staple reload products (i.e., excluding the Reloads) to third parties.

(b)                                 ISRG shall not purchase Reloads from any Person except PMII.  ISRG shall not make Reloads, or have the Reloads made by third parties, unless the Reload Manufacturing Period is triggered, in which case ISRG shall have the right to make the Reloads itself, or have the Reloads made by third parties, in accordance with Section 2.9.  For the purposes of this Section 2.2(b), the term “Reloads” includes any other staple reload product that is compatible with the Device.

2.3.                              Manufacturing Standards and Procedures.  PMII shall adopt and maintain quality assurance procedures and perform periodic quality control tests adequate to ensure that Reloads manufactured under this Agreement conform to Device Regulation (collectively the “QA Procedures”).  At the request of ISRG, PMII shall promptly submit to ISRG in writing a description of its QA Procedures and will in good faith consider for incorporation any reasonable suggestions ISRG might make to the QA Procedures.  PMII represents and warrants that the manufacturing facilities in which the Reloads are manufactured are (and during the term of this Agreement will be) registered with the FDA.

2.4.                              Inspection Right.  At any time during the term of this Agreement, on not less than fourteen (14) days notice to PMII, ISRG and its Affiliates may conduct an inspection and audit of PMII’s and its Affiliates’ (and its contract manufacturer’s) manufacturing facilities and operations to the extent used in the manufacturing receiving, sampling, analyzing, storing, handling, packaging, and shipping of the Reloads for ISRG for the purpose of quality control and to assure compliance with applicable Device Regulation and the terms and conditions of this Agreement.  ISRG may conduct such audit using its own personnel, the personnel of an ISRG Affiliate, or a third party auditor or inspector.  Any inspection conducted pursuant to this paragraph shall be conducted during regular business hours and in a manner that minimizes disruption to PMII’s operations, and shall be subject to the confidentiality provisions of this Agreement.  PMII shall provide ISRG with access to any relevant personnel during such inspection, and shall provide ISRG with a written response to any written audit observations provided by ISRG within thirty (30) days after PMII’s receipt thereof.  If required in connection with any Regulatory Approval for the Device, such inspection may also include personnel of any Governmental Authority.

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2.5.                              Manufacturing Records.  PMII shall keep complete, accurate and detailed original records pertaining to the manufacture of the Reloads hereunder, including quality control of each lot.  Records shall be maintained for the longer of (i) any period required under applicable law; and (ii) a period of two (2) years after expiry of the expiration dating of such lot.  For validation batches, PMII shall keep the records until PMII or ISRG (or its nominee) ceases manufacturing the Reload.  PMII shall make available to ISRG such records without unreasonable delay to the extent reasonably requested and required by ISRG to comply with its regulatory and other legal and business requirements.

2.6.                              Alteration in Reload or Documentation.

(a)                                  General. PMII reserves the right to modify the specifications for the Reload, or the Reload Documentation, subject to prior written notice to ISRG, provided that PMII shall not make any material change or alteration in the design or manufacture of the Reload (or any part or component thereof) that affects the form, fit, or function of the Reload (each a “Change”) without first consulting with ISRG and obtaining ISRG’s prior written consent.

(b)                                 Changes Requested by ISRG. If ISRG requests a Change in a Reload (other than a Change that is required to correct a Reload defect, which is covered by Section 2.7), PMII shall use Commercially Reasonable Efforts to accommodate such Change as promptly as practicable.  If any Change would result in an increase in PMII’s costs, PMII shall be entitled to increase the price for the Reload, in an amount to be negotiated and agreed to by the parties.  PMII will inform ISRG in advance of the amount of any increase in costs and will provide appropriate evidence of such increase.  If ISRG and PMII shall agree in writing upon the cost of a Change, PMII shall make such Change.

2.7.                              Change Required to be Made to Correct Defects.  If a Change is required in order to correct any failure of the Reload to comply with the standards set forth in this Agreement (a “Reload Defect”) (whether such defect is discovered by ISRG, PMII, or a third party), then subject to compliance with Section 2.6(a), PMII shall make such Change and shall bear any design, engineering, materials, or manufacturing costs incurred in making such Change, and ISRG shall be entitled to a replacement, credit, or reimbursement, at its option, of the Reload purchase price for each Reload delivered to ISRG that suffers from any Reload Defect.

2.8.                              Reload Manufacturing Data.  During the time beginning from when PMII first begins shipment of the Reloads to ISRG, PMII shall maintain a set of “Reload Manufacturing Data,” meaning all data and information that is proprietary to PMII or that is included within the Licensed IP and would be useful to permit a person with expertise in surgical stapling to (i) manufacture the Reload; (ii) to understand, diagnose and remedy problems or defects in the manufacturing of the Reload; or (iii) to use the Reload in connection with the Device.  PMII shall keep Reload Manufacturing Data current.  The Reload Manufacturing Data shall constitute Confidential Information of PMII.

2.9.                              ISRG’s Contingent Right to Make Reloads.

(a)                                  Reload Manufacturing Period.  In the event of (i) default by PMII in timely delivery of Reloads conforming to the requirements of this Agreement, which default

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or breach shall not have been cured by PMII or such designated supplier within ninety (90) days after written notice thereof shall have been given by ISRG or its Affiliate; or (ii) a Force Majeure situation that prevents PMII from performing its obligations hereunder; or (iii) PMII is subject to a petition for relief under any bankruptcy legislation, or makes an assignment for the benefit of creditors, or is subject to the appointment of a receiver for all or a substantial part of PMII’s assets, and such petition, assignment or appointment prevents PMII (as a legal or as a practical matter) from performing its obligations under this Agreement, or such petition, assignment or appointment is not otherwise dismissed or vacated within ninety (90) days (each a “Reload Manufacturing Trigger”), then ISRG shall be entitled to make Reloads itself, or have the Reloads made by a third party, until such time that PMII is capable of resuming its manufacturing duties (the “Reload Manufacturing Period”).  If a Reload Manufacturing Trigger occurs, ISRG may begin the Reload Manufacturing Period by delivery of written notice to PMII (the “Reload Manufacturing Period Notice”).

(b)                                   Reload Manufacturing Data.  Promptly after receipt of the Reload Manufacturing Period Notice, PMII shall deliver a copy of the Reload Manufacturing Data to ISRG.  At ISRG’s request, during the Reload Manufacturing Period, PMII shall provide reasonable consultation, advice and technical assistance to ISRG or any ISRG Affiliate (without payment of any additional fee or charge, but in consideration of ISRG or such Affiliate reimbursing PMII for its reasonable out-of-pocket costs) as may be useful or necessary to permit ISRG or its designees to understand and utilize the Reload Manufacturing Data to manufacture Reloads.

(c)                                  Non-Exclusive License.  During the Reload Manufacturing Period and the period ISRG will manufacture or have Reload manufactured for it pursuant to Section 8.3(c), ISRG shall have a non-exclusive, worldwide, royalty-free license, under the Licensed IP, to make, have made, offer for sale, sell, market, distribute, import, export, and Commercialize the Reloads solely for use in the Device.  Such license shall not be sub-licenseable, except that ISRG may have the Reloads made by a contract manufacturer of its selection, provided that such contract manufacturer enters into a written agreement that complies with Section 2.3 (a), (b) and (c) of the License Agreement and that requires the contract manufacturer to protect the Reload Manufacturing Data and Licensed IP to the extent ISRG is required to do so by this Agreement.

3.                                       Orders and Delivery.

3.1.                              Terms and Conditions.  The terms and conditions of this Agreement shall govern all orders for and sales of Reloads by PMII to ISRG hereunder, and any different, conflicting, or additional terms (other than terms as to quantities, required delivery dates, and shipping instructions) in a Purchase Order, invoice, or other writing or communication shall be of no force or effect unless they shall be contained in a written instrument specifically providing that it is intended to be an amendment to this Agreement and describing this Agreement with particularity signed by both parties.

3.2.                              Minimum Purchase Obligation.  During the 18 month period beginning on the First Commercial Sale of the Device (“First Sales Period”), ISRG shall purchase at least [confidential treatment requested pursuant to Rule 24b-2] from PMII.  If ISRG has not placed Purchase Orders for [confidential treatment requested pursuant to Rule 24b-2]

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Reloads by the end of the First Sales Period, then PMII may notify ISRG that it is in breach of this Agreement and require ISRG to cure the breach, and exercise its termination remedies if ISRG fails to do so, all in accordance with Section 8.2.

3.3.                              Forecasts and Purchase Orders.  Not later than ninety (90) days before the First Commercial Sale, ISRG shall deliver to PMII its initial Purchase Order for Reloads.  ISRG shall place Purchase Orders with PMII in such a manner that will provide PMII with a minimum ninety (90) days of visibility of ISRG’s delivery requirements, each of such Purchase Orders to be placed at least thirty (30) days following the preceding Purchase Order.  ISRG shall provide PMII with a non-binding twelve (12) month rolling forecast of ISRG’s delivery requirements, updated each calendar quarter.  By prior written notice to PMII, ISRG may make changes to shipping instructions, quantities, or requested delivery dates specified in any Purchase Order, but in conformance with the table below, unless otherwise mutually agreed upon in writing by the parties.

Days from Notice	% Change
0 - 30	0
31 - 60	+/- 25
61 - 90	+/- 50

PMII shall use Commercially Reasonable Efforts to manufacture and deliver to ISRG quantities of Reloads in excess of those it is required to deliver pursuant to this Section 3.3, if so requested in writing by ISRG.

3.4.                              Contents of Purchase Orders.  All Purchase Orders shall contain the following information:

(a)                                  The quantities of Reloads ordered;

(b)                                 The required delivery dates; and

(c)                                  Shipping instructions, including place of delivery.

3.5.                              Shipping and Delivery.

(a)                                  All Reloads shall be shipped by PMII by a carrier designated by ISRG, and PMII shall invoice ISRG for reasonable freight and shipping costs associated with the delivery of the Reloads.  PMII shall deliver Reloads F.C.A. (Incoterms 2000) ISRG’s receiving dock, and title and risk of loss shall pass to ISRG or its designee upon delivery to ISRG’s or its designee’s receiving dock.

(b)                                 PMII shall pack each Reload in its standard packing and shall mark each Reload with such labeling as shall be agreed by the Parties.

(c)                                  PMII shall include a packing list with each shipment of Reloads which shall provide the following information: (i) ISRG purchase order number; (ii) quantity; and (iii) PMII lot number.

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3.6.                              Price.

(a)                                  The price of Reloads ordered by ISRG for delivery during the First Sales Period shall be [confidential treatment requested pursuant to Rule 24b-2].

(b)                                 Not later than three (3) months before the end of the First Sales Period and each twelve-month period thereafter (each an “Annual Sales Period”), ISRG and PMII shall meet to negotiate the price at which PMII shall sell, and ISRG shall purchase, Reloads for delivery during the next Annual Sales Period, provided, however, that the price from the First Sales Period to the first Annual Sales Period, and from one Annual Sales Period to the next, [confidential treatment requested pursuant to Rule 24b-2].

3.7.                              Payment.

(a)                                  PMII shall invoice ISRG for Reloads within thirty (30) days of the applicable shipment, and ISRG shall remit payment within forty (45) days of the receipt by ISRG of the related invoice.

(b)                                 If ISRG fails to pay PMII the price due for Reloads or any other amount due hereunder, promptly and when due, PMII may recover, in addition to such price or amount, interest thereon at a rate equal to the lesser of one percent (1.0%) per month or the maximum lawful monthly interest rate.  All payments by ISRG shall be made in United States dollars.

(c)                                  All amounts due and payable to PMII hereunder shall be exclusive of applicable sales and similar taxes, and any applicable import or export duties.  As between the Parties, ISRG shall be responsible for the payment of all such taxes and duties (excluding taxes based upon PMII’s income), or if applicable shall provide PMII with appropriate certification of exemption.  Notwithstanding the foregoing, if ISRG is required by law to withhold any tax to the tax or revenue authorities in any country regarding any payments or royalties, such amount shall be deducted from the amounts to be paid by ISRG, and ISRG shall notify PMII and promptly furnish PMII with copies of any tax certificate or other documentation evidencing such withholding.

(d)                                 ISRG hereby grants PMII a purchase money security interest in each of the Reloads sold to ISRG hereunder to secure due and punctual payment.  PMII may prepare and file all financing statements and other documents, and take all other actions, reasonably necessary to perfect, protect, continue, or maintain such security interests.

4.                                       Warranties.

4.1.                              Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party as follows:

(a)                                  It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated.  It has corporate power to own its properties and to conduct its business as currently owned and conducted.

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(b)           It has the full legal right and power to enter into and perform the transactions contemplated by this Agreement, without need for any consent, approval, authorization, license or order of, or notice to or filing with, any Governmental Authority or other person.  The execution, delivery and performance by such party of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action of such Party.  This Agreement evidences the legal, valid and binding obligations of such Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws relating to or affecting the rights and remedies of creditors generally.  This Agreement has been duly executed and delivered by such Party.

(c)           The execution, delivery, and performance by it of this Agreement does not and will not violate any applicable law or regulation, nor any agreement to which it is a party or by which it is bound.

(d)           The execution, delivery, and performance by it of this Agreement does not require the approval of any Governmental Authority nor the application for or filing of or for any license, permit, approval, waiver, no-action, or similar permission from any Governmental Authority (excluding the Regulatory Approvals expressly described in this Agreement).

4.2.          Warranties Regarding Reloads.

(a)           Warranty Statement.  PMII warrants that all Reloads shall (i) be manufactured in accordance with, and conform to, the applicable Reload Documentation and all applicable Device Regulation, (ii) be free of defects in materials and workmanship under normal use and service, and (iii) not be adulterated or misbranded within the meaning of the FDA Act, nor be an article which may not be introduced into interstate commerce pursuant to requirements of the FDA Act (it being agreed that any Reloads that do not comply with this Section 4.2(a) shall be deemed to be non-conforming and defective).  PMII shall have no liability for breach of the foregoing warranties to the extent arising from: (i) any alteration or modification to the Reload not made by or with the approval of PMII; or (ii) storage, handling, or use of the Reloads otherwise than in accordance with the Reload Documentation or PMII’s published instructions.

(b)           Inspection; Right to Reject.  Within thirty (30) days after receipt of any Reload, ISRG shall inspect the Reload and, in its discretion, test the Reload to determine whether the Reload conforms in all material respects to the requirements of this Agreement.  Notwithstanding the foregoing, each Reload shall be deemed accepted by ISRG on the thirty-first (31st) day after receipt of the respective Reload, unless PMII has received notification from ISRG within such time of the respective Reload’s failure to conform in all material respects to the requirements of this Agreement.

(c)           Remedy for Non-Conforming and Defective Reloads.  ISRG’s sole and exclusive remedy, and PMII’s sole and exclusive liability, with respect to breach of the warranties set forth in this Section 4.2 shall be that ISRG shall be entitled to replacement Reloads, or credit, or reimbursement, at its option, if Reloads are non-conforming and defective.

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PMII shall make any such replacement, credit, or reimbursement within thirty (30) days after notice by ISRG that such Reloads are non-conforming and defective.

(d)           THE EXPRESS WARRANTIES CONTAINED IN THIS SECTION 4.2 ARE IN LIEU OF, AND PMII HEREBY EXPRESSLY DISCLAIMS, ALL OTHER WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY ARISING FROM COURSE OF PERFORMANCE OR USAGE OF TRADE.

5.             Regulatory and Recalls.

5.1.          Regulatory Matters.  PMII shall be responsible for preparing, submitting and obtaining all applications necessary for Regulatory Approvals for the Reload, and shall keep ISRG informed as to the status of all applicable Regulatory Approvals.  ISRG shall cooperate with PMII relating to all material issues, amendments, supplements, and other matters respecting all Regulatory Approvals for the Device.  PMII shall provide ISRG, upon request, a true and complete copy of all Regulatory Approvals and other regulatory filings, submissions and communications for the Device or Reload.

5.2.          Regulatory Information and Notification with Respect to the Reload.  Each Party agrees to share and provide to the other Party all information related to Regulatory Approvals for the Reload, and without limitation agrees to:

(a)           report to the other Party within ten (10) days of the initial receipt of a report, or sooner if required for the other Party to comply with any and all legal and regulatory requirements, of (i) any adverse experience with the Reload that is serious and unexpected, or (ii) malfunctions of a Device that did not cause a serious adverse experience, but would likely cause a serious adverse experience if the malfunction were to recur.  Serious adverse experiences mean any experience that suggests a significant hazard, contraindication, side effect, or precaution, or any experience that is fatal or life threatening, is permanently disabling, or requires or prolongs inpatient hospitalization.  An unexpected adverse experience is one not identified in nature, specificity, severity, or frequency in the then-current U.S. labeling for the applicable product.

(b)           Each Party shall maintain a reasonable record of all material Complaints it receives with respect to the Reload.  Each Party shall notify the other of any material Complaint received by it in sufficient detail and within thirty (30) days after the end of the calendar quarter in which the event occurred, and in any event in sufficient time to allow the responsible Party to comply with any and all legal and regulatory requirements.

5.3.          Recalls.

(a)           General.  PMII shall have the exclusive right (subject to applicable law) to initiate voluntary Reload recalls, and shall manage and be responsible (including bearing all costs and expense) for all Reload recalls. Each of the Parties hereto agrees to notify the other in writing within seventy (72) hours in the event either sees a need for a Reload recall.

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(b)           PMII Recall.  In the event of any recall of any Reload (whether voluntary, required by the FDA or any other Governmental Authority in any jurisdiction in which ISRG, any Affiliate of ISRG or any distributor of either has sold any Reloads, or resulting from any device notification or safety alert) due to design defect, workmanship or failure to manufacture in conformance with applicable Reload Documentation or Device Regulation standards, or due to any other defect or non-conformity in the Reload (collectively, “PMII Recall”), PMII shall (i) if requested by ISRG, provide ISRG with a credit or reimbursement, as provided in Section 4.2(c), in lieu of replacement, refurbishment or repair of defective or non-conforming Reloads; and (ii) reimburse ISRG for reasonable costs and expenses incurred by ISRG associated with (a) the initial shipments of the recalled Reloads, and (b) customers’ return of the recalled Reloads and shipment of replacement Reloads to customers.  PMII shall use its reasonable efforts to correct, as promptly as is practicable, problems or other issues which result in PMII Recalls.  If any recall results solely from an act or omission of ISRG or its agents or employees, ISRG shall reimburse PMII for its reasonable out-of-pocket costs and expenses incident to such recall.

6.             Use of Trademarks.  All Reloads ordered by ISRG under this Agreement shall bear solely such trademarks, service marks, trade names, and logo identifications owned by or licensed to ISRG (“Trademarks”) as ISRG shall specify, and no others, except to the extent required by Device Regulation or required or permitted by the License Agreement.  PMII shall have no right or license to use any such Trademark (other than to affix it to the packaging and labeling of the Reloads sold to ISRG under this Agreement) and shall not use any such Trademark on or with respect to any Reload or service provided to any person other than ISRG.  All goodwill relating to or developed with respect to any such Trademark shall belong exclusively to ISRG or its Affiliates.  PMII will not challenge the validity of any such Trademark or use a mark that is deceptively similar to any of the Trademarks used from time to time by ISRG or any ISRG Affiliate in connection with any Reloads.

7.             Reload Documentation.

7.1.          Representation Regarding Reload Documentation.  PMII hereby represents and warrants to ISRG that the Reload Documentation: (i) is, as of the date of this Agreement, current, accurate in all material respects, and sufficient in detail and content to identify and describe the Reload; and (ii) will be updated by PMII, as required by Section 7.2 below, so that it remains current, accurate in all material respects, and sufficient in detail and content to identify and describe the Reload.

7.2.          Updates.  PMII will update the Reload Documentation from time to time to reflect all any material changes to all Reloads, such updates to be completed by PMII as promptly as practicable after such changes are made.  PMII will deliver a complete copy of the Reload Documentation to ISRG, as ISRG may request from time to time.

8.             Term and Termination.

8.1.          Term.  This Agreement shall take effect on the Agreement Date and, unless otherwise terminated pursuant to Section 8.2, shall remain in effect for an initial term ending six (6) years after the First Commercial Sale of the Device (“Initial Term”).  After the

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Initial Term, this Agreement shall automatically renew for further twelve (12) month terms, unless (a) the Agreement terminated by either party giving written notice not later than one hundred and twenty (120) days before the end of the Initial Term or any annual renewal thereof; or (b) ISRG permanently ceases sale of the Device and gives written notice thereof to PMII.

8.2.          Methods of Termination.  This Agreement may be terminated:

(a)           by mutual agreement of both Parties hereto;

(b)           by PMII, if ISRG is in material breach of any provision of this Agreement and has failed to cure such breach within ninety (90) days after receipt of written notice thereof from PMII alleging the breach; provided, however, that the cure period for a breach of Section 3.7 (payment) shall be thirty (30) days;

(c)           by ISRG, if PMII is in material breach of any provision of this Agreement and has failed to cure such breach within ninety (90) days after receipt of written notice thereof from ISRG alleging the breach; or.

(d)           by ISRG, if during the Initial Term, PMII material breaches or Reload Manufacturing Triggers last for a cumulative period of one hundred and eighty (180) days or more.

In addition, this Agreement shall terminate automatically upon termination of the License Agreement.

8.3.          Effect of Termination.

(a)           If this Agreement is terminated by PMII pursuant to Section 8.2(b) and provided the Irrevocable License Fee has not been paid under the License Agreement, PMII may, in addition to any other rights and remedies, and on written notice to ISRG terminate any licenses to the Licensed IP to the extent relevant to the Reloads. For the avoidance of doubt, to the extent the Irrevocable License Fee has been paid under the License Agreement, any licenses to the Licensed IP shall not be terminated even if PMII terminates this Agreement pursuant to Section 8.2(b).  However, in the event PMII terminates this Agreement pursuant to Section 8.2(b) and the Irrevocable License Fee has been paid under the License Agreement (thus, all licenses to the Licensed IP can neither be revoked nor terminated), ISRG shall pay PMII a royalty of [confidential treatment requested pursuant to Rule 24b-2] on ISRG’s Reload sales (net of credits and returns) to ISRG’s customers during the remainder of the Initial Term.  ISRG shall pay any such royalties to PMII quarterly in arrears.

(b)           If this Agreement is terminated by ISRG pursuant to Section 8.2(c), ISRG may, in addition to any other rights and remedies, trigger the Reload Manufacturing Period.

(c)           If this Agreement is terminated by ISRG pursuant to Section 8.2(d), ISRG shall, in addition to any other rights and remedies, be entitled to start making Reloads itself, or to start having the Reloads made for it by a third party, and ISRG will have

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sole discretion in deciding whether PMII is permitted to resume manufacturing Reloads for ISRG.

(d)           In the event of any termination of this Agreement, (i) each Party shall pay, within thirty (30) days after termination of this Agreement (subject to the provisions of Section 9), all amounts owing under this Agreement with respect to the period prior to the termination, (ii) the provisions of Sections 2.5, 3.7(b)- (d), 4.2, 5, 8.3, 9, 10, 11, and 12 and all other agreements or covenants contained in this Agreement that, by their terms, are to be performed after the termination or expiration of this Agreement, shall survive such termination of this Agreement and remain in full force and effect; and (iii) notwithstanding anything to the contrary contained in this Agreement, each Party shall remain liable (in an action at law or otherwise) for any liabilities or damages arising out of a material breach of any of its representations, warranties, covenants, or agreements set forth in this Agreement.

9.             Dispute Resolution; Arbitration.

9.1.          Procedures.  In the event of any dispute or disagreement between PMII and ISRG as to the interpretation of any provision of this Agreement (or the performance of any obligations under this Agreement), the matter, upon written request of either Party, shall be referred to negotiation, mediation, and (if applicable) arbitration in accordance with the terms of Exhibit 9.1. Except as specifically provided in Section 9.2 of this Agreement with respect to interim relief, the Parties agree and understand that mediation and arbitration pursuant to the procedures set forth in Exhibit 9.1 are the exclusive remedies available to the Parties with respect to any dispute, disagreement, claim, or controversy arising out of or relating to this Agreement, or the transactions contemplated hereby or thereby, that cannot be resolved through negotiation between the Parties.

9.2.          Interim Relief; Injunctions.  The arbitration provisions specifically provide that a Party may initiate an action in a court of competent jurisdiction in the State of California or Commonwealth of Pennsylvania and may seek interim measures (including temporary restraining orders and preliminary injunctions) necessary to protect the interests of such Party pending the arbitration.  Accordingly, the Parties recognize that money damages alone may not adequately compensate ISRG in the event of breach by PMII of its obligations to manufacture and deliver Reloads on a timely basis under this Agreement, and PMII therefore agrees that, in addition to all other remedies available to ISRG, ISRG may be entitled to injunctive relief to restrain any such breach and to enforce the provisions of this Agreement.

9.3.          Applicable Law.  The substantive law governing this Agreement (which shall be applied in the arbitration) shall be (i) with respect to disputes involving general contract matters, the internal laws of the State of New York without reference to conflict of laws principles, and (ii) with respect to disputes involving Patent Rights in any jurisdiction, the patent laws of the applicable jurisdiction.

10.           Indemnification; Limitation of Liability.

10.1.        PMII’s Indemnification Obligations.  PMII hereby agrees to indemnify, defend, and hold harmless ISRG, each of its Affiliates, and their respective Sublicensees,

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directors, representatives, officers, employees, agents, attorneys, successors, and assignees (collectively, the “ISRG Indemnified Parties”), from and against, and in respect of, any liability, injury, damage, loss (including, but not limited to, direct economic loss), or expense (including, but not limited to, reasonable attorney fees and reasonable litigation expenses), as and when incurred by or imposed upon the ISRG Indemnified Parties in connection with any third party claims, suits, actions, proceedings, demands, or judgments worldwide (“Third Party Claims”) arising out of or resulting from:

(a)           any product liability claim of any kind, including for death, bodily injury, or tangible property damage, relating to the Reload, any component of the Reload, or any component of the Device that is also included in any product sold commercially by PMII (each a “PMII Product”);

(b)           any infringement or alleged infringement of third party Intellectual Property arising from ISRG’s use or Commercialization of the PMII Product; and

(c)           any violation of law or regulation (including any such claims by the FDA or Governmental Authorities), negligent or willful misconduct, or misleading, fraudulent, unfair, or deceptive business practices, by PMII in connection with the sale or distribution of PMII Products by ISRG to third parties.

10.2.        Exceptions.  PMII’s indemnification obligations set forth in Section 10.1 shall not apply to the extent that any Third Party Claim arises due to: (i) any modification not authorized by PMII to any PMII Product by ISRG, including where the modification causes an otherwise non-infringing PMII Product to infringe; or (ii) the interoperation of any PMII Product with (A) any components of the Device that do not constitute PMII Product where the infringement would not occur but for the interoperation; or (B) any other product not manufactured or designed by PMII.

10.3.        Infringement Remedies.  In the event that PMII believes that any claim may be made that the Reload infringes third party Intellectual Property, PMII shall have the right to (a) modify the Reload to avoid the claim but still perform substantially in accordance with Reload Documentation; (b) seek to obtain a license from the third party permitting PMII to continue to sell the Reload to ISRG; or (c) if neither of the foregoing are available on commercially reasonable terms, terminate this Agreement on one hundred twenty (120) days’ notice to ISRG.

10.4.        ISRG’s Indemnification Obligations.  ISRG hereby agrees to indemnify, defend, and hold harmless PMII, each of its Affiliates, and their respective directors, representatives, officers, employees, agents, attorneys, successors, and assignees (collectively, the “PMII Indemnified Parties”), from and against, and in respect of, any liability, injury, damage, loss (including, but not limited to, direct economic loss), or expense (including, but not limited to, reasonable attorney fees and reasonable litigation expenses), as and when incurred by or imposed upon the PMII Indemnified Parties in connection with any Third Party Claims arising out of or resulting from:

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(a)                                  any product liability claim of any kind, including for death, bodily injury, or tangible property damage, relating to (i) those portions of the Device that do not constitute PMII Product, (ii) a Robotic System, or any component thereof, (iii) modification to PMII Products made by or on behalf of ISRG by a party other than PMII; or (iv) inter-operation of PMII Product and the components of the Device or Robotic System that do not constitute PMII Product;

(b)                                 any infringement or alleged infringement of third party Intellectual Property arising from (i) those portions of the Device that do not constitute PMII Product, (ii) the Surgical Robotic System, or any component thereof, (iii) modification not authorized by PMII to PMII Products made by or on behalf of ISRG by a party other than PMII; or (iv) inter-operation of PMII Product and the components of the Device or Robotic System that do not constitute PMII Product; and

(c)                                  any violation of law or regulation (including any such claims by the FDA or Governmental Authorities), negligent or willful misconduct, or misleading, fraudulent, unfair or deceptive business practices, in connection with the sale or distribution of the Device by ISRG.

10.5.                        Notice of Claims.  Within thirty (30) days after a Person seeking indemnification hereunder (hereinafter the “Indemnified Party”) has received notice of or has acquired knowledge of any Third Party Claim, the Indemnified Party shall, if such claim is indemnifiable by the other Party pursuant hereto (hereinafter the “Indemnifying Party”), give the Indemnifying Party written notice of such claim and the commencement or threatened commencement of such Third Party Claim.  Such notice shall state the nature and basis of such Third Party Claim, and, if ascertainable, the amount thereof.  Notwithstanding the foregoing, the failure of the Indemnified Party to give such notice shall not excuse the Indemnifying Party’s obligation to indemnify and defend the Indemnified Party, except to the extent the Indemnifying Party has suffered damage or prejudice by reason of the Indemnified Party’s failure to give or delay in giving such notice.  Within ten (10) business days of receipt of any notice issued by the Indemnified Party pursuant to this Section 10.5, the Indemnifying Party shall notify the Indemnified Party whether the Indemnifying Party acknowledges its indemnification and defense obligation with respect to the Third Party Claim which was the subject of the Indemnified Party’s notice or whether it disclaims such obligations.  In the event the Indemnifying Party disclaims or fails to timely acknowledge its obligations with respect to any Third Party Claim, the Indemnified Party shall have the right to defend such Third Party Claim, with counsel of its own selection, and compromise such Third Party Claim without prejudice to its right to indemnification hereunder.  In the event the Indemnifying Party timely acknowledges its obligations hereunder with respect to any Third Party Claim, the Indemnifying Party shall defend the same with counsel in accordance with this Section.  Where the Indemnifying Party shall have acknowledged in writing its obligations hereunder with respect to any Third Party Claim, the Indemnified Party may, at its expense, participate in the defense of such Third Party Claim and no such Third Party Claim shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party which consent shall not be unreasonably withheld or delayed.  At any time after the Indemnifying Party acknowledges its obligations hereunder with respect to any Third Party Claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the payment or compromise of such Third Party Claim (provided such payment or

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compromise has been previously approved in writing by the third party claimant), and, in the event the Indemnifying Party does so, the Indemnified Party shall promptly agree in writing to such settlement, unless such settlement would involve a remedy or remedies, other than the payment of money damages by the Indemnifying Party, to which the Indemnified Party reasonably objects.

10.6.                        Third Party Beneficiaries.  The ISRG Indemnified Parties and PMII Indemnified Parties are intended to be third party beneficiaries of the rights granted under this Section 10 and to have the right to enforce such rights directly against the Indemnifying Party.  There shall be no other third party beneficiaries of this Agreement.

10.7.                        Exclusive Infringement Remedies.  This Section 10 sets forth ISRG’s sole and exclusive remedies, and PMII’s sole and exclusive liability, with respect to any claims of infringement of third party Intellectual Property by the Reload.

10.8.                        No Consequential Damages.  EXCEPT WITH RESPECT TO BREACH OF CONFIDENTIALITY OR INFRINGEMENT OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES ARISING HEREUNDER, INCLUDING, WITHOUT LIMITATION, LOS S OF USE, LOSS OF REVENUE OR LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN ADVISED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES.  THIS PARAGRAPH SHALL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS SECTION 10.

10.9.                        Limitation on Aggregate Damages.  EXCEPT WITH RESPECT TO BREACH OF CONFIDENTIALITY OR PURSUANT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS SECTION 10, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR SUPPLY OF THE PRODUCTS, WHETHER SUCH DAMAGES ARISE BY CONTRACT, TORT (INCLUDING NEGLIGENCE), UNDER STATUTE, OR OTHERWISE, IN EXCESS OF THE AMOUNTS PAID TO PMII BY ISRG HEREUNDER IN THE TWELVE-MONTH PERIOD IN WHICH THE LIABILITY IS PRINCIPALLY ALLEGED TO HAVE ARISEN.

11.           Confidentiality.

11.1.                        Limited Disclosure and Use.  Each of ISRG and PMII shall hold in confidence any Confidential Information (including trade secrets) disclosed by the other or otherwise obtained by such Party from the other Party as a result of this Agreement or the License Agreement, and each of ISRG and PMII shall protect the confidentiality thereof with the same degree of care that it exercises with respect to its own information of a like nature, but in no event less than reasonable care. ISRG shall have the right to provide Confidential Information to its Affiliates and Sublicensees, subject to the confidentiality obligations imposed by this Section 11.1.  Without the prior written consent of the disclosing Party, a receiving Party shall not use, disclose, or distribute any Confidential Information, in whole or in part, except as required to perform such Party’s obligations under this Agreement or

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the License Agreement or in exercise or furtherance of its rights under this Agreement or the License Agreement.  Access to the disclosing Party’s Confidential Information shall be restricted to the receiving Party’s employees, agents, and consultants, who, in each case, need to have access to carry out a permitted use and are bound in writing to maintain the use and confidentiality restrictions of such Confidential Information.  The obligations set forth in this Section 11.1 shall survive any termination or expiration of this Agreement in perpetuity (with respect to trade secrets and confidential financial information) and for a period of five (5) years (with respect to all other Confidential Information).

11.2.                        Exceptions.  Each receiving Party may disclose Confidential Information, without prior approval from the other Party, to the extent such disclosure is reasonably necessary to protect intellectual property rights to which such Party has a right or license under this Agreement, to prosecute or defend litigation, to comply with applicable law or regulations (e.g., United States Securities and Exchange Commission filings), to obtain necessary or desirable Regulatory Approvals or concurrences or to respond to a valid order of a Governmental Authority, provided that, other than with respect to disclosure for protecting intellectual property rights in connection with a patent prosecution action in which such disclosure is required by applicable law, the receiving Party shall (i) use reasonable efforts to secure confidential treatment of such Confidential Information required to be disclosed, (ii) use reasonable efforts to protect the financial terms of this Agreement, and (iii) unless precluded by applicable law from doing so, give advance written notice to the disclosing Party sufficiently in advance of the proposed disclosure so as to permit the disclosing Party to have the opportunity to object to such disclosure or otherwise protect its Confidential Information.

11.3.                        Use of Name; Disclosure of Terms of the Agreement.  Except as required by applicable law or regulation, neither Party shall use the name of the other Party or any Affiliate of the other Party in any advertising without the prior written approval of the other Party. Except as may be required by applicable law or regulation, neither Party shall disclose any terms or conditions of this Agreement without the prior written consent of the other, provided that (a) either Party may disclose such terms and conditions in order to comply with law or the rules of any stock exchange on which its securities are listed; and (b) either Party may disclose such terms and conditions to existing and potential lenders, material investors, and buyers who have agreed in writing to keep such information confidential in accordance with provisions at least as protective as those contained herein.

11.4.                        Termination.  Each receiving Party shall, upon termination of this Agreement, immediately discontinue use of the other’s Confidential Information (except to the extent that such receiving Party retains a right or license to use such Confidential Information, or requires such Confidential Information in order to complete the transactions and purposes of this Agreement).  Within thirty (30) days after termination of this Agreement, or upon receipt of written request by the disclosing Party, if earlier, all materials containing such Confidential Information shall be returned by the receiving Party or (with the disclosing Party’s prior written consent) destroyed, provided, however, that each Party may retain copies of Confidential Information in which such Party has a proprietary or licensed interest that survives termination, and the receiving Party shall be entitled to retain a file copy of the Confidential Information under the control of its General Counsel or its outside counsel for archival purposes and for

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monitoring its obligations under this Agreement or the License Agreement, and in connection with any related obligations under law, Device Regulation, or Regulatory Approvals.

11.5.                        Permitted Disclosure to Related Persons.  Notwithstanding the preceding provisions of this Section 11, this Section 11 allows, without prior approval of the other Party, disclosure of Confidential Information or the terms and conditions of this Agreement: (i) by ISRG, to any ISRG Affiliate, or to the respective auditors and business, financial, and legal advisers of ISRG or any ISRG Affiliate who need to understand the proposed or existing business relationship between PMII and ISRG, and (ii) by PMII, to any PMII Affiliate, and to the respective auditors and business, financial and legal advisers who need to understand the proposed or existing business relationship between PMII and ISRG.

12.                                 Miscellaneous.

12.1.                        Waivers and Amendments.  This Agreement may be amended, modified, or supplemented only by a written instrument executed by the Parties hereto.  No waiver of any provision of this Agreement, or consent to any departure from the terms of this Agreement, shall be effective unless the same shall be in writing and signed by the Party waiving or consenting thereto.  No failure on the part of any Party to exercise, and no delay in exercising, any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right or remedy.  The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any subsequent breach.  All rights and remedies under this Agreement are cumulative and are in addition to, and not exclusive of, any other rights and remedies provided by law.

12.2.                        Entire Agreement.  This Agreement and the License Agreement constitute the entire agreement between the Parties to this Agreement with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, whether written or oral, between the Parties, or any of the Parties, in connection with such subject matter.

12.3.                        Severability.  If any provision of this Agreement is found invalid or unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be enforced to the maximum extent permissible by law and the other provisions of this Agreement shall remain in full force and effect.

12.4.                        Relationship of the Parties.  This Agreement shall not constitute either Party as the agent or legal representative of the other Party for any purpose whatsoever, and neither Party shall hold itself out as an agent of the other Party.  This Agreement creates no relationship of joint venturers, partners, associates, employment, or principal and agent between the Parties, and both Parties are acting as independent contractors.  Neither PMII nor ISRG is granted in this Agreement any right or authority to, and shall not attempt to, assume or create any obligation or responsibility for or on behalf of the other.  Neither PMII nor ISRG shall have any authority to bind the other to any contract, whether of employment or otherwise, and PMII and ISRG shall bear all of their respective expenses for their operations, including the compensation of their employees and the maintenance of their offices and service facilities.  PMII and ISRG

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shall each be solely responsible for their own employees and salespeople and for their acts and the things done by them.

12.5.                        Assignment.  This Agreement shall be binding upon and shall inure to the benefit of each of the Parties as well as their respective legal representatives, successors, and permitted assigns.  In addition, the rights to indemnification set forth in Section 10 shall inure to the benefit of each of the PMII Indemnified Parties and ISRG Indemnified Parties.  Except for such Indemnified Parties, there shall be no third party beneficiaries to this Agreement, and no third party may enforce any provision against any Party to this Agreement.  This Agreement shall not be assignable or transferable, by operation of law or otherwise, by either Party without the other Party’s written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, and with the exceptions that either Party or its permitted assignee(s) may assign this Agreement (i) in whole or in part to an Affiliate of the assigning Party so long as the assigning Party agrees in writing to remain liable for the Affiliate’s performance of its obligations under this Agreement; or (ii) in whole to a third party who acquires all or substantially all of the assets of the assigning Party or of the assets of the business of the assigning Party to which this Agreement relates; or (iii) in whole to any successor to the assigning Party by merger or consolidation; provided in each case the assignee agrees in writing to assume the assigning Party’s obligations under this Agreement.  Any attempt to assign or transfer this Agreement or any portion thereof in violation of this Section 12.5 shall be void.

12.6.                        Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York (without giving effect to its conflict of laws rules).

12.7.                        No Election of Remedies.  Except as otherwise provided in this Agreement, the rights and remedies accorded in this Agreement to PMII and ISRG are cumulative and in addition to those provided by law, and may be exercised separately, concurrently or successively.

12.8.                        Costs and Expenses.  Except as expressly stated otherwise in this Agreement, each Party shall bear its own costs and expenses of performance of this Agreement.

12.9.                        Counterparts and Facsimile Signatures.  This Agreement and the exhibits hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement and the exhibits hereto by any of the Parties shall be legal, valid and binding execution and delivery of such document for all purposes.

12.10.                  Interpretation.  When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated.  References to Sections include subsections, which are part of the related Section (e.g., a section numbered “Section 5.1(a)” would be part of “Section 5.1” and references to “Section 5.1” would also refer to material contained in the subsection described as “Section 5.1(a)”).  The recitals hereto constitute an integral part of this Agreement.  The Table of Contents, Table of Defined Terms,

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and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  No summary of this Agreement prepared by any Party shall affect the meaning or interpretation of this Agreement.  Ambiguities, if any, in this Agreement shall not be construed by default against either Party simply because one or the other Party is deemed to have drafted the provision at issue.

12.11.                  Force Majeure.  No Party shall be liable for failure to perform any of its obligations under this Agreement when such failure is due to fire, flood, strikes, labor troubles or other industrial disturbances, legal restriction, riot, insurrection, earth quake, acts of nature, or any other cause beyond the reasonable ability of the Party affected thereby to control, and without such Party’s fault or negligence (“Force Majeure”), provided that any Party claiming the existence of Force Majeure shall give notice to the other parties not more than seven (7) days after the commencement of the event of Force Majeure, and shall use prompt and diligent efforts to mitigate the effects of Force Majeure.  In the event that any event of Force Majeure prevents performance for sixty (60) days or more, ISRG shall have the right to trigger the Reload Manufacturing Period, provided, however, that the Reload Manufacturing Period shall terminate when PMII is able to resume supply of the Reloads.

12.12.                  Waiver of Jury Trial.  PMII AND ISRG EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, OR COUNTERCLAIM WITH RESPECT TO ANY MATTER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH OR RELATED TO THIS AGREEMENT OR THE ENFORCEMENT HEREOF.

12.13.                  Notices.  All notices, requests, demands, claims and other communications under this Agreement shall be in writing. Any notice, request, demand, claim or other communication under this Agreement with respect to any alleged breach of this Agreement, or the alleged termination of this Agreement, shall be deemed duly delivered (i) four (4) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or (ii) one (1) business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case addressed to the intended recipient as set forth below.  Any other form of notice, request, demand or other communication between the Parties shall be deemed duly delivered one (1) business day after it is sent (x) for next business day delivery via a reputable nationwide overnight courier service, (y) via electronic facsimile transmission, with confirmation of delivery, or (z) via electronic mail communications, with electronic verification of delivery requested, in each case addressed to the intended recipient as set forth below:

(a)                                  if to PMII, to:

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Power Medical Interventions, Inc.

2021 Cabot Boulevard

Langhorne, PA 19047

Attention:                               President

Facsimile No.:  267-775-8121
E-mail: mwhitman@pmi2.com

with a required copy to:

Foley Hoag LLP

155 Seaport Boulevard

Boston, MA 02210

Attention:                               Jeffrey L. Quillen, Esq.

Facsimile No.:  (617) 832 7000
E-mail: jlq@foleyhoag.com

(b)                                 if to ISRG, to:

Intuitive Surgical, Inc.

1266 Kifer Road

Building 101

Sunnyvale, CA 94086-5304

Attention: Materials Management

Facsimile No.: 408-523-1390

E-mail: john.hill@intusurg.com

with required copies to each of the following:

General Counsel - Legal Department

or at such other address for a Party as shall be specified by like notice.

* * * * *

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Reload Supply Agreement to be executed in their names by their properly and duly authorized officers or representatives as of the date first above written.

POWER MEDICAL INTERVENTIONS, INC.

By:	/s/ John P. Gandolfo

	Name:	John P. Gandolfo

	Title:	Chief Financial Officer

INTUITIVE SURGICAL, INC.

By:	/s/ Lonnie M. Smith

	Name:	Lonnie M. Smith

	Title:	CEO

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